AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is entered into as of March 20, 2000, by and among Reconversion Technologies, Inc., a Delaware corporation ("Retek"), Retek Merger Corp., a New York corporation and a wholly-owned subsidiary of Retek ("Merger Sub"), Logisoft Corp., a New York corporation ("Logisoft") and Robert Lamy, William Lamy, Robert Ballard and Michael Pruitt (each of whom is a stockholder of Logisoft, and who are collectively referred to herein as the "Principals" and each individual is referred to as a "Principal").



                                    RECITALS


     The  parties  intend  that,  subject  to  the  terms and conditions of this
Agreement:

Merger Sub will merge with and into Logisoft in a statutory merger, with Logisoft to be the corporation surviving the Merger (as defined below), all pursuant to the terms and conditions of this Agreement and a Plan of Merger in the form of Exhibit"A" attached hereto (the "Plan of Merger") and the applicable
            ----------
provisions  of  the  law  of  the  State  of  New  York.

Upon the effectiveness of the Merger, all of the outstanding capital stock of Logisoft will be converted into shares of Retek Common Stock, as provided in this Agreement and the Plan of Merger. The Merger is intended to be treated as a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(A) of
                                                         --------------------
the Internal Revenue Code of 1986, as amended (the "Code") by virtue of the provisions of Section 368(a)(2)(E) of the Code.
                ---------------------


NOW,  THEREFORE,  the  parties  hereto  hereby  agree  as  follows:



1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the meanings set forth below:

1.1     "Retek  Common  Stock"  means the Common Stock of Retek, $.0001 par
         --------------------
value  per  share.

1.2     "Logisoft  Common  Stock"  means  the Common Stock of Logisoft, $____par
         -----------------------
value  per  share.

1.3     "Effective  Time"  means  the  time  and  date on which a Certificate of
         ---------------
Merger (the "Certificate of Merger") has been filed with the New York Secretary of State and the Merger becomes effective under New York law.

1.4     "Merger" means the statutory merger of Merger Sub with and into Logisoft
         ------
in a reverse triangular merger pursuant to this Agreement and the Plan of Merger.

Other capitalized terms defined elsewhere in this Agreement and not defined in this Section 1 have the meanings assigned to such terms in this Agreement.
      ----------


2.     PLAN  OF  REORGANIZATION

     2.1     The  Merger.  At the Effective Time, Merger Sub will be merged with
             -----------
and into Logisoft pursuant to this Agreement and the Plan of Merger and in accordance with applicable provisions of the laws of the State of New York. Each share of Logisoft Common Stock issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted into such number of shares as is shown on Exhibit 2.1.
                                       ------------

     2.2     Adjustments  for Capital Changes.  If, prior to the Effective Time,
             --------------------------------
Retek or Logisoft recapitalizes through a split-up of its outstanding shares into a greater number, or a combination of its outstanding shares into a lesser number, reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes (other than through a split-up or combination of shares provided for in the previous clause), or declares a dividend on its outstanding shares payable in shares, securities convertible into shares or other property, then the number of shares of Retek Common Stock into which each share of Logisoft Common Stock is to be converted ill be adjusted appropriately.

2.3     Fractional  Shares.  No  fractional shares of Retek Common Stock will be
        ------------------
issued in connection with the Merger, but in lieu thereof, the holders of Logisoft Common Stock who would otherwise be entitled to receive a fraction of a share of Retek Common Stock will receive an additional share of Retek Common Stock.

     2.4     Options; Other Securities.  No shares of Retek Common Stock (or any
             -------------------------
other securities of Retek) shall be issued or issuable with respect to options to purchase Logisoft Common Stock or with respect to any other equity securities of Logisoft (including warrants), other than Logisoft Common Stock, and all such options or other equity securities shall be canceled at the Effective Time.

2.5     Effects  of  the  Merger.  At  the  Effective  Time:  (a)  the  separate
        ------------------------
existence of the Merger Sub will cease and Merger Sub will be merged with and into Logisoft, and Logisoft will be the surviving corporation of the Merger, pursuant to the terms of the Plan of Merger; (b) the Certificate of Incorporation and Bylaws of Logisoft will continue [UNCHANGED] to be the Certificate of Incorporation and Bylaws of the surviving corporation of the Merger; (c) each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time will be converted into one share of Logisoft; (d) the directors and certain officers of Retek shall become the directors and officers of the surviving corporation as set forth in the Plan of Merger; (e) each share of Logisoft Common Stock outstanding immediately prior to the Effective Time will be converted into the right to receive that number of shares of Retek Common Stock as provided in Section 2.1; and (f) the Merger will, from
                                      -----------
and after the Effective Time, have all of the effects provided by applicable law.

2.6     Further  Assurances.  Each of Logisoft and the Principals agree that if,
        -------------------
at any time after the Effective Time, Retek considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to vest, perfect or confirm in Retek title to any property or rights of Logisoft, Retek and its officers and directors may execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property or rights in Retek and otherwise carry out the purpose of this Agreement, in the name of Logisoft or otherwise.

2.7     Securities  Law Compliance.  Retek will issue the shares of Retek Common
        --------------------------
Stock in the Merger pursuant to the "private placement" exemption from registration under Section 4(2) of, or Regulation D promulgated under, the
                     -------------
Securities Act of 1933, as amended (the "Securities Act"), and the shares received by the Principals in the Merger will therefore be restricted securities within the meaning of Rule 144 of the Securities Act, and certificates evidencing such shares will bear a restrictive legend evidencing that fact. Retek shall also take any action that is required to be taken under any applicable state securities or Blue Sky laws in connection with the issuance of Retek Common Stock in the Merger. Logisoft and the Principals shall furnish to Retek all information known to Logisoft or the Principals (or reasonably ascertainable by Logisoft or the Principals) concerning each of Logisoft and the Principals, as may be reasonably requested in connection with any action contemplated by this Section.

     2.8     Tax-Free  Reorganization.  The  parties  intend  to  adopt  this
             ------------------------
Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Code. The parties
                                  --------------------
have negotiated the Merger on an arm's-length basis, and on the premise that the value of the Retek Common Stock to be received in the Merger is equal to the value of the Logisoft Common Stock to be surrendered in exchange therefor. Unless advised by tax counsel that doing so is required under applicable law, the parties shall not take a position on any tax returns inconsistent with this
Section  2.8.  In  addition, Retek and the Principals represent that now, and as
------------
of the Effective Time, each of them presently intends to continue Logisoft's historic business or use a significant portion of Logisoft's business assets in a business. At the Effective Time, officers of each of Retek and Logisoft shall execute and deliver officers' certificates in the forms of Exhibits 2.8A and
                                                               -----------------
2.8B  attached hereto.  The provisions and representations contained or referred
----
to  in  this  Section  2.8  shall survive until the expiration of the applicable
              ------------
statute  of  limitations.



3.     REPRESENTATIONS  AND  WARRANTIES  OF  LOGISOFT  AND  PRINCIPALS

     Each of the Principals and Logisoft, jointly and severally, hereby represents and warrants as set forth in Section 3.1, and Logisoft warrants as
                                           -----------
set  forth  in  Sections  3.2  through 3.21, except as set forth in the Logisoft
                -------------  ------------
Schedule of Exceptions (in numbered paragraphs that correspond to the Section numbers below) simultaneously delivered to Retek with the execution of this
Agreement:

3.1     Organization, Good Standing and Qualification. Logisoft is a corporation
        ---------------------------------------------
duly organized, validly existing and in good standing under the laws of the State of New York, has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted. Logisoft is not qualified as a foreign corporation in any other jurisdiction, and there is no jurisdiction in which a failure to be so qualified could reasonably be expected to have a material adverse effect on the business, operations, financial condition or prospects of Logisoft (for purposes of this Sections 3 and 5, a "Material Adverse Effect").
          -------------------

     3.2     Power,  Authorization  and  Validity.
             ------------------------------------

          3.2.1 Logisoft and each Principal has the corporate or other right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and all agreements to which Logisoft or such Principal is or will be a party that are required to be executed at the Closing (defined below) pursuant to this Agreement (the "Logisoft Ancillary Agreements"). The execution, delivery and performance of this Agreement and the Logisoft Ancillary Agreements to which Logisoft is a party have been duly and validly approved and authorized by the Board of Directors of Logisoft. The Merger has been approved by all of the stockholders of Logisoft.

          3.2.2 No filing, authorization or approval, governmental or otherwise, is necessary to enable Logisoft and the Principals to enter into, and to perform its obligations under, this Agreement and the Logisoft Ancillary Agreements, except for (a) the filing of the Certificate of Merger with the New York Secretary of State, (b) the filing of appropriate documents with the relevant authorities of other states in which Logisoft is qualified to do business, if any, and (c) such filings as may be required to comply with federal and state securities laws.

          3.2.3 This Agreement and the Logisoft Ancillary Agreements are, or when executed by Logisoft and/or the Principals, as applicable, will be, valid and binding obligations of Logisoft and/or the Principals, as applicable, enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies; provided, however, that the Certificate of Merger will not be effective until the Effective Time.

     3.3     Capitalization.  As  of  the  date  hereof,  the authorized capital
             --------------
stock of Logisoft consists of 200 shares of Logisoft Common Stock, of which 100 shares are issued and outstanding. All issued and outstanding shares of Logisoft Common Stock have been duly authorized and validly issued, are fully paid and nonassessable (except as provided in Section 630 of the New York
                                                     -----------
Business Corporation Law ("BCL ' 630")), are not subject to any right of rescission, and have been offered, issued, sold and delivered by Logisoft, in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws. Schedule
                                                                        --------
3.3  of  the  Logisoft  Schedule  of  Exceptions  sets forth a true, correct and
---
complete list of all holders of Logisoft Common Stock. There are no options, warrants, calls, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any of Logisoft's authorized but unissued capital stock or any securities convertible into or exchangeable for shares of Logisoft capital stock or obligating Logisoft to grant, extend, or enter into any such option, warrant, call, commitment, conversion privilege or other right or agreement, and there is no liability for dividends accrued but unpaid. There are no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of Logisoft's outstanding securities. Logisoft is not under any obligation to register under the Securities Act any of its presently outstanding securities or any securities that may be subsequently issued. All holders of Logisoft Common Stock reside in the State of New York.

    3.4     Subsidiaries.  Logisoft  does not presently own or control, directly
            ------------
or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

     3.5     No  Violation  of  Existing  Agreements.  Neither the execution and
             ---------------------------------------
delivery of this Agreement or any Logisoft Ancillary Agreement, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of, or cause an acceleration or amendment of any obligation under, (a) any provision of the Certificate of Incorporation or Bylaws of Logisoft, as currently in effect, (b) in any material respect, any Material Agreement (as defined in Section 3.11) to which Logisoft is a party or
                                   ------------
by which Logisoft or the Principals or his, her or its assets or properties are bound, or (c) to the knowledge of Logisoft and the Principals, any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Logisoft or the Principals, or their respective assets or properties, in each case, such that the conflict, termination, breach, acceleration or amendment would have a Material Adverse Effect.

     3.6     Litigation.  There is no action, proceeding, claim or investigation
             ----------
pending against Logisoft or any Principal before any federal, state, municipal, foreign or other court or administrative agency, department, board or instrumentality that, if concluded adversely to Logisoft or a Principal, would have a Material Adverse Effect, and, to the best of Logisoft's and the Principals' knowledge, no such action, proceeding, claim or investigation has been threatened. There is, to the best of Logisoft's and the Principals' knowledge, no reasonable basis for any stockholder or former stockholder of Logisoft, or any other person, firm, corporation or entity, to assert a claim against Logisoft, any Principal or Retek based upon: (a) ownership or rights to ownership of any shares of Logisoft Common Stock, (b) any rights as or to become a holder of securities of Logisoft, including any option or preemptive rights or rights to notice or to vote, or (c) any rights under any agreement among Logisoft and any of its stockholders or former stockholders or option holders or former option holders.

     3.7     Taxes.  For  purposes  of  this  Section  3.7,  the terms "tax" and
             -----                            ------------              ---
"taxes"  include all federal, state, local and foreign income, gains, franchise,
 -----
excise, property, sales, use, employment, license, payroll, occupation, recording, value-added or transfer taxes, governmental charges, fees, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated taxes, interest, penalties, additions to tax and interest  on  any  such  penalties  and  additions to tax.  For purposes of this
Section  3.7, the terms "Return" and "Returns" include all federal, state, local
------------             ------       -------
and foreign tax returns, estimates, information statements and reports required to be filed by Logisoft with respect to its income, assets or operations.

          3.7.1 Logisoft has or will have filed all Returns for tax periods ending before the Effective Time, other than where a failure to file a return did not or would not have a Material Adverse Effect. All such Returns that have been filed were (as filed or after timely amendment) true, correct and complete in all material respects.

          3.7.2 Logisoft has paid or deposited in full all taxes due and owing or shown to be due on the Returns filed by Logisoft (including required estimated tax payments with respect thereto), except where a failure to pay a tax in full did not or would not have a Material Adverse Effect. Logisoft has established a proper and adequate accrual or reserve on the Logisoft Financial Statements (as defined below) for all taxes not yet due and owing, whether or not shown or required to be shown on any Return, except where a failure to establish such an accrual or reserve did not or would not have a Material Adverse Effect.

          3.7.3 Neither Logisoft nor any of the Principals is aware of any pending or threatened claim or assessment in writing with respect to any deficiencies for any tax against Logisoft by any taxing authority. Logisoft has not executed any waiver of any statute of limitations relating to taxes or any extension of the period for the assessment or collection of any tax (other than extensions which have expired by the Effective Time). Neither Logisoft nor any of the Principals has received any written notification, or is otherwise aware, that any material issues are currently under audit, examination or review by any taxing authority regarding Logisoft.

          3.7.4 There are no material liens, pledges, charges, claims, security interests or other encumbrances covering the assets of Logisoft or the Principals and relating or attributable to taxes, other than for taxes not yet due and payable and others that do not have a Material Adverse Effect.

          3.7.5 There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any current or former employee of Logisoft that, individually or collectively, could give rise to the payment of any amount with respect to which a deduction would be disallowed under Sections 280G or 162(m) of the Internal Revenue Code of
                       -------------------------
1986,  as  amended  (the  "Code").

          3.7.6 Logisoft is not party to a tax sharing or tax allocation agreement, and Logisoft does not owe any amount under any such agreement.

          3.7.7 Logisoft is not or has not at any time been a "United States real property holding corporation" within the meaning of Section 897(c)of the
                                                            --------------
Code.

          3.7.8     Logisoft  has  not filed any consent agreement under Section
                                                                         -------
341(f)  of the Code or has agreed to have Section 341(f)(2) of the Code apply to
 -----                                    -----------------
any  disposition of a "subsection (f) asset" (as defined in Section 341(f)(4) of
                                                            -----------------
the  Code)  owned  by  Logisoft.

          3.7.9 None of Logisoft's assets constitute "tax-exempt use property" within the meaning of Section 168(h) of the Code.
                                     ---------------

     3.8     Financial  Statements.  Logisoft has delivered to Retek as Schedule
             ---------------------                                      --------
3.8  of  the  Logisoft  Schedule  of  Exceptions  Logisoft's balance sheet as of
---
December 31, 1999 and income statement and statement of cash flows for the 12-month period then ended (collectively, the "Logisoft Financial Statements"). The Logisoft Financial Statements (a) are in accordance with the books and records of Logisoft, (b) fairly present the financial condition of Logisoft at the dates therein indicated and the results of operations for the periods therein specified, and (c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject, in the case of the Logisoft Financial Statements, to normal recurring year-end adjustments and the absence of any notes thereto. Logisoft does not have any debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against or disclosed in the Logisoft Financial Statements, except for those that may have been incurred after the date of the Logisoft Financial Statements in the ordinary course of its business, consistent with past practice and that are not material in amount either individually or collectively.

     3.9     Title  to Properties. Logisoft has good and marketable title to all
             --------------------
of its tangible assets as shown on the Logisoft Financial Statements Balance Sheet, free and clear of all liens, charges, restrictions or encumbrances, other than for taxes not yet due and payable and others that do not have a Material Adverse Effect. All machinery and equipment included in such properties is in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which Logisoft is a party are fully effective. To the knowledge of Logisoft and each of the Principals, Logisoft is not in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties (the violation of which would have a Material Adverse Effect), or has received any notice of such violation with which it has not complied or had waived.

     3.10     Absence of Certain Changes.  Except as set forth on Schedule 3.10,
              --------------------------                          -------------
since December 31, 1999, other than actions required by this Agreement (including, without limitation, the incurrence of legal and accounting fees and expenses in connection therewith), there has not been with respect to Logisoft:

          (a) any change in the financial condition, properties, assets, liabilities, business or operations of Logisoft which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or, to the knowledge of Logisoft and the Principals, will have a Material Adverse Effect;

          (b) any contingent liability incurred by Logisoft as guarantor, surety or otherwise with respect to the obligations of others, which contingent liability is in excess of $10,000 individually or $25,000 in the aggregate;

          (c) any mortgage, encumbrance or lien placed on any of the properties of Logisoft, which mortgage, encumbrance or lien is in excess of $10,000 individually or $25,000 in the aggregate;

          (d) any obligation or liability incurred thereby other than obligations and liabilities incurred in the ordinary course of business, which obligation or liability is in excess of $10,000 individually or $25,000 in the aggregate;

          (e) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, other than in the ordinary course, of any of the properties or assets of Logisoft, which purchase, sale, other disposition or other arrangement is in excess of $10,000 individually  or  $25,000  in  the  aggregate;

          (f) any damage, destruction or loss, whether or not covered by insurance, which has a Material Adverse Effect;

          (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of Logisoft, any split, combination or recapitalization of the capital stock of Logisoft or any direct or indirect redemption, purchase or other acquisition of the capital stock of Logisoft;

          (h) any labor dispute or claim of unfair labor practices or, other than changes in the ordinary course of business, consistent with past practice, any change in the compensation payable or to become payable to Logisoft's officers, employees or agents, any bonus payment or arrangement made to or with any of such officers, employees or agents or any employee terminations or resignations;

          (i) any declaration or payment of an extraordinary dividend, within the meaning of Section 1059(c) of the Code;
                          ----------------

          (j) any payment or discharge of a lien or liability thereof which lien was not either shown on the Logisoft Financial Statements or incurred in the ordinary course of business thereafter; or

          (k) any material transaction with any of its officers, directors, employees or stockholders or any entity controlled by any of such individuals.

     3.11     Material  Agreements,  Contracts  and  Commitments.  Except as set
              --------------------------------------------------
forth  on  Schedule  3.11  of the Logisoft Schedule of Exceptions and other than
           --------------
this Agreement and the Logisoft Ancillary Agreements, neither Logisoft nor any Principal is on the date hereof a party or subject to any oral or written contracts, obligations, commitments, plans, leases, instruments, arrangements or licenses which are material to the business of Logisoft (each a "Material
                                                                        --------
Agreement"),  including,  but  not  limited  to  any:
----------

          (a) Contract, commitment, letter contract or purchase order providing for payments by or to Logisoft in an aggregate amount of (1) $25,000 or more in the ordinary course of business to any one vendor or customer; or (2) $10,000 or more not in the ordinary course of business to any one vendor or customer;

          (b) License agreement as licensor or licensee with annual fees in excess of $25,000;

          (c) Consulting, development or similar agreement under which Logisoft currently provides or will provide any custom software development, training, documentation, personnel placements, advice, consulting services or other products or services to a customer of Logisoft (collectively, the "Current
                                                                         -------
Service  Agreements");
-------------------

          (d) Contract for the current or future sale, provision or manufacture of products (including computer software), material or supplies from Logisoft or in which Logisoft has granted or received distribution rights, most favored customer pricing provisions or exclusive marketing rights relating to any product or services, group of products or services or territory (collectively, "Current Sales Agreements," together with the Current Service Agreements, the "Customer Agreements");

          (e) Contract or commitment for the employment of any officer, employee or consultant of Logisoft or any other type of contract or understanding with any officer, employee or consultant of Logisoft which is not immediately terminable by Logisoft without cost or other liability;

          (f) Agreement for the lease of real or personal property involving annual payments by or to Logisoft in an amount of $25,000 or more;

          (g) Joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons;

          (h) Written dealer, distributor, sales representative, original equipment manufacturer, value added remarketer or other agreement for the ongoing distribution of any products or services of Logisoft ;

          (i) Instrument evidencing or related in any way to indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise, except for trade indebtedness incurred in the ordinary course of business, and except as disclosed in the Logisoft Financial Statements;

          (j)     Stock  redemption  or  purchase agreement yet to be performed.

          All Material Agreements constitute valid and enforceable obligations of the parties thereto (except as to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally,
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities), and are and will, immediately after the Effective Time, be in full force and effect. Neither Logisoft nor the Principals is, nor, to the best knowledge of Logisoft and the Principals, is any other party thereto, in breach or default in any material respect under the terms of any such Material
Agreement. Neither Logisoft nor the Principals is a party to any contract, agreement or arrangement which has had, or could reasonably be expected to have, a Material Adverse Effect. Logisoft has no material liability for renegotiation of government contracts or subcontracts, if any.

     3.12     Compliance  with  Laws.  Logisoft  has  complied,  or prior to the
              ----------------------
Closing Date will have complied, and is or will be at the Closing Date in full compliance, in all material respects, with all applicable laws, ordinances and regulations, and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to it or to its assets, properties, and business (the violation of which would have a Material Adverse Effect), including, without limitation: (a) all applicable federal and state securities laws and regulations, (b) all applicable federal, state and local laws, ordinances and regulations, and all orders, writs, injunctions, awards, judgments and decrees, pertaining to (i) the sale, licensing, leasing, ownership or management of Logisoft's owned, leased or licensed real or personal property, products and technical data, and (ii) employment and employment practices, terms and conditions of employment, and wages and hours, (c) the Export Administration Act and regulations promulgated thereunder and all other laws, regulations, rules, orders, writs, injunctions, judgments and decrees applicable to the export or re-export of controlled commodities or technical data and (d) the Immigration Reform and Control Act; provided, however, that this Section 3.12 shall not be
                                                       ------------
deemed to apply to any matters within the general scope of any other representation in this Section 3. Logisoft has received all permits and
                          ----------
approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary in connection with its present business and which, if not received or filed, would have a Material Adverse Effect. There are no legal or administrative proceedings or investigations pending or threatened, that, if enacted or determined adversely to Logisoft or any Principal, would result in any Material Adverse Effect.

     3.13     Certain  Transactions  and  Agreements.  None  of  the  executive
              --------------------------------------
officers, directors or affiliates (as that term is defined in Rule 405 under the Securities Act) of Logisoft (each, a "Insider") nor any member of their
                                            -------
immediate families is or has been directly or indirectly interested in any contract or informal arrangement with Logisoft within the last three years, except for compensation as an officer, director or employee of Logisoft. None of the Insiders nor any member of their immediate families has any interest in any property, real or personal, tangible or intangible, including inventions, patents, copyrights, trademarks or trade names or trade secrets, used in or pertaining to the business of Logisoft, except for the normal rights of a stockholder.

     3.14     Employees,  ERISA  and  Other  Compliance.
              -----------------------------------------

          3.14.1 Logisoft has complied with all applicable agreements, laws, rules and regulations relating to the employment of labor, including those related to wages, hours and payroll taxes. Logisoft has withheld and remitted to the proper Governmental Authorities all amounts required by law or agreement to be withheld from wages or salaries of its employees and is not liable for any arrearage of wages or any Taxes or penalties for failure to comply with any of the foregoing. Logisoft has had no labor troubles in the sense that within the last twelve (12) months there have been no strikes, work stoppages, slowdowns, threatened unfair labor practice charges or other material controversies pending or threatened by any of its employees; and Logisoft has not entered into any collective bargaining agreement and no union represents, or in the past twelve
(12) months has demanded or requested to represent or is currently attempting to represent, any of the employees of Logisoft. Except as set forth on Schedule
                                                                        --------
3.11  of  the  Logisoft Schedule of Exceptions, Logisoft has not promulgated any
----
policy or entered into any agreement relating to the payment of any medical insurance premium, retirement pay, severance pay, vacation pay or sick leave to any present or former employees of Logisoft.

          3.14.2 All employee profit-sharing, incentive, deferred compensation, welfare, pension, retirement, group insurance, bonus, severance and other employee benefit plan, arrangement or agreement (oral or written), regardless of whether any such plan, arrangement or agreement is an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security
                         ------------
Act of 1974, as amended ("ERISA"), maintained or previously maintained or contributed to or previously contributed to by Logisoft for the benefit of current or former personnel ("Employee Plans"), by their terms and operation are in material compliance with all applicable laws (including, but not limited to, ERISA and the Code). There are no actions, suits or claims pending or threatened (other than routine noncontested claims for benefits) or, to Logisoft's knowledge, no set of circumstances exist which may reasonably give rise to such a claim against any Employee Plan or administrator or fiduciary of any such Employee Plan.

          3.14.3 To the knowledge of Logisoft and the Principals and except for matters which would not have a Material Adverse Effect, no employee of Logisoft is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any other contract or written agreement, or any restrictive covenant contained in any such agreement relating to the right of any such employee to be employed thereby, or to use trade secrets or proprietary information of others, and the employment of such employees does not subject Logisoft to any material liability.

     3.15     Corporate  Documents.  Logisoft  has  made  available to Retek for
              --------------------
examination all documents and information which have been requested by Retek's counsel.

     3.16     Intentionally  Omitted.

     3.17     Disclosure.  To  the  knowledge  of  Logisoft  and the Principals,
              ----------
neither this Agreement, its exhibits and schedules, nor any of the certificates or documents to be delivered by Logisoft or the Principals to Retek under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

     3.18     Insurance.  Logisoft  maintains  and at all times during the prior
              ---------
three years has maintained fire and casualty, general liability, business interruption and product liability insurance which it believes to be reasonably prudent for similarly sized and similarly situated businesses.

     3.19     Environmental  Matters.
              ----------------------

          3.19.1 To the best of Logisoft's and Principal's knowledge, during the period that Logisoft has leased or owned its properties or owned or operated any facilities, there have been no disposals or releases of Hazardous Materials (as defined below) by Logisoft, or to Logisoft's and the Principals' knowledge, by others, on, from or under such properties or facilities, the liability for which would have a Material Adverse Effect. Logisoft and the Principals have no knowledge of any presence, generation, manufacturing, disposals or releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to Logisoft having taken possession of any of such properties or facilities, the liability for which would have a Material Adverse Effect. For the purposes of this Agreement, the terms "disposal" and "release"
                                                         --------       -------
shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ' 9601 et seq., as amended ("CERCLA"). For the purposes of this Agreement, "Hazardous Materials"
           ------                                           -------------------
shall mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing Date regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance" or "hazardous chemical" under (i) CERCLA; (ii) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ' 1801 et seq.; (iii) the Toxic Substance Control Act, 15 U.S.C. ' 2601 et seq.; (iv) the Occupational Safety and Health Act of 1970, 29 U.S.C. ' 651 et seq.; (v) any applicable federal, state or local statute or ordinance that has a scope or purpose similar to those identified above; or (vi) regulations promulgated under any of the laws or statutes identified above.

          3.19.2 None of the properties or facilities of Logisoft is in material violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition. During the time that Logisoft has owned or leased its properties and facilities, neither Logisoft nor, to Logisoft's and the Principals' knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials except in substantial accordance with applicable environmental laws.

          3.19.3 During the time that Logisoft has owned or leased its respective properties and facilities, there has been no litigation brought or, to the knowledge of Logisoft and the Principals, threatened against Logisoft by, or any settlement reached by Logisoft with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities.

     3.20     Books  and  Records.  The  books, records and accounts of Logisoft
              -------------------
(a) are in all material respects true, complete and correct, (b) have been maintained in accordance with good business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the material transactions and dispositions of the assets of Logisoft, and (d) accurately and fairly reflect the basis for the Logisoft Financial Statements.

     3.21     Certain Dispositions After Effective Time.  None of the Principals
              -----------------------------------------
has any present plan or intention, or any binding commitment, to dispose, after the Effective Time, of an amount of Retek Common Stock that would cause the Principals, in the aggregate, to have disposed of such stock in an amount equal in value to 50% or more of the value of Logisoft Common Stock outstanding immediately prior to the Effective Time.



4.     REPRESENTATIONS  AND  WARRANTIES  OF  RETEK  AND  MERGER  SUB


     Retek and Merger Sub hereby jointly and severally represent and warrant as follows, except as set forth in the Retek Schedule of Exceptions (in numbered paragraphs that correspond to the Section numbers below) simultaneously delivered to Logisoft and the Principals with the exception of this Agreement:

     4.1     Organization,  Assets  and  Liabilities.
             ---------------------------------------

------
          4.1.1  Organization,  Good  Standing  and  Qualification.  Retek  is a
                 -------------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the corporate power and authority to own, operate and lease its properties and carry on its business as now conducted and as proposed to be conducted. Merger Sub was formed in March, 2000 and has conducted no business or operations prior to the date hereof. Retek is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a material adverse effect on the business, operations, financial condition or prospects of Retek and its subsidiaries taken as a whole (for purposes of this Sections 4 and 6, a "Material Adverse Effect").
                                 ----------------     -----------------------

          4.1.2  Assets and Liabilities.  As of the Closing Date Retek will have
                 ----------------------
no assets or liabilities except: (a) the Note in the principal amount of $720,000 from Joel C. Holt to Retek pursuant to the Stock Purchase Agreement referenced in Section 8.10 hereof; (b) cash in an amount that is not less than
                ------------
Five Million Five Hundred Thousand Dollars ($5,500,000); and (c) 100 shares of Logisoft, issued pursuant to this Agreement.

     4.2     Power,  Authorization  and  Validity.
             ------------------------------------

          4.2.1 Each of Retek and Merger Sub has the corporate right, power, legal capacity and authority to enter into and perform his or its respective obligations under this Agreement, and all agreements to which Retek and Merger Sub are or will be a party that are required to be executed pursuant to this Agreement (the "Retek Ancillary Agreements"). The execution, delivery and
                  ----------------------------
performance of this Agreement and the Retek Ancillary Agreements have been duly and validly approved and authorized by all necessary corporate action on the part of each of Retek and Merger Sub.

          4.2.2 No filing, authorization or approval, governmental or otherwise, is necessary to enable either of Retek or Merger Sub to enter into, and to perform his or its respective obligations under, this Agreement and the Retek Ancillary Agreements, except for (a) the filing of the Certificate of Merger with the New York Secretary of State, (b) the filing of appropriate documents with the relevant authorities of other states in which Retek is qualified to do business, if any, and (c) such filings as may be required to comply with federal and state securities laws.

          4.2.3 This Agreement and the Retek Ancillary Agreements are, or when executed by Retek and Merger Sub, as applicable, will be, valid and binding obligations of both of Retek and Merger Sub, as applicable, enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities; provided, however, that the Certificate of Merger will not be effective until the Effective Time.

     4.3     Capitalization.  The capitalization of Retek and Merger Sub consist
             --------------
of  the  following:

          4.3.1     Retek  Capital  Stock.  A  total  of  60,000,000  authorized
                    ---------------------
shares of Common Stock, $0.0001 par value per share (the "Common Stock"), of which 12,321,124 shares are outstanding as of the date of this Agreement. All issued and outstanding shares of Retek capital stock have been duly authorized and validly issued, are fully paid and nonassessable, and have been offered, issued, sold and delivered by Retek in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws.

          4.3.2     Retek Options, Warrants, Reserved Shares.  As of the date of
                    ----------------------------------------
this Agreement, except for certain warrants (the "Bankruptcy Warrants") issued under the Retek Disclosure Statement and Plan of Reorganization, filed July 3, 1997 in the United States Bankruptcy Court for the Northern District of Oklahoma (Case No. 95-00821-W), there are no outstanding any options, warrants, calls, commitments, rights (including rights of first refusal, conversion or preemptive rights) or agreements for the purchase or acquisition from Retek of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of Retek's capital stock or obligating Retek to grant, extend, or enter into any such option, warrant, call, commitment, conversion privilege or other right or agreement, and there is no liability for dividends accrued but unpaid. Apart from the exception noted in this Section 4.3.2, there are no voting agreements, rights of first refusal or
      --------------
other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) or registration rights applicable to any of Retek's outstanding securities. Retek is not under any obligation to register under the Securities Act any of its presently outstanding securities or any securities that may be subsequently issued.

          4.3.3     Merger  Sub.  A  total of two hundred(200) authorized shares
                    -----------
of Common Stock without par value per share for Merger Sub, one hundred (100) of which are validly issued, outstanding, fully paid and nonassessable (except as provided in BCL ' 630). There are not outstanding any options, warrants, rights (including conversion of preemptive rights) or agreements for the purchase or acquisition from Merger Sub of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of Merger Sub's capital stock.

     4.4     Subsidiaries.  Retek does not presently own or control, directly or
             ------------
indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity, other than Keystone Laboratories, Inc., and Merger Sub. Merger Sub does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

     4.5     No  Violation  of  Existing  Agreements.  Neither the execution and
             ---------------------------------------
delivery of this Agreement or any Retek Ancillary Agreement, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or cause an acceleration or amendment of any obligation under, (a) any provision of the Articles or Certificate of Incorporation or Bylaws of Retek and Merger Sub, as currently in effect, (b) in any material respect, any material instrument or contract to which Retek and Merger Sub is a party or by which any of their assets or properties are bound, or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Retek and Merger Sub or their assets or properties, in each case, such that the conflict, termination, breach, acceleration or amendment would have a Material Adverse Effect.

     4.6     Litigation.  There is no action, proceeding, claim or investigation
             ----------
pending against either Retek or Merger Sub before any federal, state, municipal, foreign or other court or administrative agency, department, board or instrumentality that, if concluded adversely to either Retek or Merger Sub, would have a Material Adverse Effect, and, to the best of Retek and Merger Sub's knowledge, no such action, proceeding, claim or investigation has been threatened. There is, to the best of Retek and Merger Sub's knowledge, no reasonable basis for any shareholder or former shareholder of Retek or Merger Sub, or any other person, firm, corporation or entity, to assert a claim against Retek or Merger Sub based upon: (a) ownership or rights to ownership of any shares of Retek or Merger Sub's capital stock, (b) any rights as or to become a holder of securities of Retek or Merger Sub, including any option or preemptive rights or rights to notice or to vote, or (c) any rights under any agreement among Retek or Merger Sub and any of its shareholders or former shareholders or option holders or former option holders.

     4.7     Taxes.  Retek  and Merger Sub have timely filed all tax returns and
             -----
reports required by law, other than where a failure to file a return did not or would not have a Material Adverse Effect, and has never been audited by any state or federal taxing authority. All tax returns and reports of Retek and Merger Sub, as applicable, are true and correct in all material respects. Retek and Merger Sub have paid all taxes and other assessments due, except those, if any, currently being contested by it in good faith (for which it has established a proper reserve). Neither Retek nor Merger Sub is aware of any pending or threatened claim or assessment with respect to any deficiencies for any tax in writing against either Retek or Merger Sub by any taxing authority. Neither Retek nor Merger Sub has executed any waiver of any statute of limitations relating to taxes or any extension of the period for the assessment or collection of any tax (other than extensions which have expired by the Effective
Time). Neither Retek nor Merger Sub has received any written notification, and is not otherwise aware, that any material issues are currently under audit, examination or review by any taxing authority regarding either Retek or Merger Sub. There are no material liens, pledges, charges, claims, security interests or other encumbrances covering the assets of Retek and relating or attributable to taxes, other than for taxes not yet due and payable and others that do not have a Material Adverse Effect. Neither Retek nor Merger Sub is a party to a tax sharing or tax allocation agreement, and Retek nor Merger Sub owes any amount under any such agreement.

     4.8     Financial  Statements.  Retek's  report  to  the  Securities  and
             ---------------------
Exchange Commission on form 10-QSB for the period ending December 31, 1999 has attached to it (a) an unaudited balance sheet of Retek as of December 31, 1999 (the "Retek December 1999 Balance Sheet") and income statement and statement of
       ---------------------------------
cash flows for the 6-month period then ended, which are collectively referred to herein as the "Retek Financial Statements"). The Retek Financial Statements (a)
               --------------------------
are in accordance with the books and records of Retek, (b) fairly present the financial condition of Retek at the dates therein indicated and the results of operations for the periods therein specified, and (c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. Retek has no debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against or disclosed in the Retek Financial Statements, except for those that may have been incurred after the date of the Retek Financial Statements in the ordinary course of its business, consistent with past practice and that are not material in amount either individually or collectively.

     4.9     Title  to  Properties.
             ---------------------

          4.9.1 Retek has good and marketable title to all of its tangible assets shown on the Retek December 1999 Balance Sheet, free and clear of all liens, charges, restrictions or encumbrances, other than for taxes not yet due and payable and others that do not have a Material Adverse Effect. With respect to the property and assets it leases, Retek is in material compliance with such leases.

          4.9.2 Merger Sub has been newly formed for the sole and express purpose of participating in the Merger and has at no time engaged in any activities or owned any assets except as necessary for such purpose.

     4.10     Absence  of  Certain Changes.  Since December 31, 1999, other than
              ----------------------------
actions required by this Agreement (including, without limitation, the incurrence of legal and accounting fees and expenses in connection therewith), there has not been with respect to Retek and Merger Sub.

          (a) any change in its financial condition, properties, assets, liabilities, business or operations from that reflected in the Retek Financial Statements, other than those that do not have a Material Adverse Effect;

          (b) any contingent liability incurred by it as guarantor, surety or otherwise with respect to the obligations of others, which contingent liability is in excess of $50,000 individually or in excess of $100,000 in the aggregate;

          (c) any mortgage, encumbrance or lien placed on any of its properties, which mortgage, encumbrance or lien is in excess of $100,000 individually or in excess of $250,000 in the aggregate;

          (d) any obligation or liability incurred by it other than obligations and liabilities incurred in the ordinary course of business, which obligation or liability is in excess of $100,000 individually or in excess of $250,000 in the aggregate;

          (e) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of its properties or assets, which purchase, sale, other disposition or other arrangement is in excess of $100,000 individually or $250,000 in the aggregate;

          (f) any damage, destruction or loss, whether or not covered by insurance, which has a Material Adverse Effect;

          (g) any declaration, setting aside or payment of any dividend on, or the making of any distribution in respect of, its capital stock, or any split, combination or recapitalization of its capital stock or any direct or indirect redemption, purchase or other acquisition of its capital stock, including, without limitation, any extraordinary dividend within the meaning of
Section  1059(c)  of  the  Code;
----------------

          (h)     any  labor  dispute  or  claim  of  unfair  labor  practices;

          (i) any payment or discharge of a lien or liability thereof which lien was not either shown on the Retek Balance Sheet or incurred in the ordinary course of business thereafter; or

          (j) entered into any material transactions with any of its officers, directors, employees or stockholders or any entity controlled by any of such individuals.

     4.11     Material  Agreements,  Contracts  and  Commitments.  All  oral  or
              --------------------------------------------------
written contracts, obligations, commitments, plans, leases, instruments, arrangements or licenses which are material to the business of Retek and its subsidiaries taken as a whole (for purposes of this Section 4.11, a "Material
                                                       ------------     --------
Agreement")  constitute valid and enforceable obligations of the parties thereto
  -------
(except as to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities); and are in full force and effect. Retek is not, nor, to the best knowledge of Retek, is any other party thereto, in breach or default in any material respect under the terms of any such Material Agreement. A copy of each Material Agreement has been made available to counsel for Logisoft and the Principals. Retek is not a party to any contract or arrangement which, in the absence of a breach by the other party or parties thereto, has had or could reasonably be expected to have a Material Adverse Effect. Retek does not have any material liability for renegotiation of government contracts or subcontracts, if any.

     4.12     Status  of  Proprietary  Assets.  Retek  owns  all right, title or
              -------------------------------
interest  in,  or  has  the  rights  to  use,  sell or license, all Intellectual
Property  Rights  necessary  or  required  for  the  conduct of, or used in, its business as presently conducted (such Intellectual Property Rights being hereinafter collectively referred to as the "Retek IP Rights") and such rights
                                               ---------------
to use, sell or license are reasonably sufficient for the conduct of its business as presently conducted. Except for matters which would not have a Material Adverse Effect, neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by Retek or currently under development by Retek violates any license or agreement between Retek and any third party or infringes any Intellectual Property Right of any other party; and, except for matters which would not have a Material Adverse Effect, there is no pending or, to the best knowledge of Retek, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Retek IP Right; nor, to the best knowledge of Retek without any independent investigation thereof, is there any basis for any such claim; nor has Retek received any notice asserting that any Retek IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best knowledge of Retek, is there any basis for any such assertion.

     4.13     Compliance  with  Laws.  Retek  and  Merger  Sub have complied, or
              ----------------------
prior to the Closing Date will have complied, and are or will be at the Closing Date in full compliance, in all material respects, with all applicable laws, ordinances and regulations, and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to it or to its assets, properties, and business (the violation of which would have a Material Adverse Effect), including, without limitation: (a) all applicable federal and state securities laws and regulations, (b) all applicable federal, state and local laws, ordinances and regulations, and all orders, writs, injunctions, awards, judgments and decrees, pertaining to (i) the sale, licensing, leasing, ownership or management of Retek's owned, leased or licensed real or personal property, products and technical data, and (ii) employment and employment practices, terms and conditions of employment, and wages and hours, (c) the Export Administration Act and regulations promulgated thereunder and all other laws, regulations, rules, orders, writs, injunctions, judgments and decrees applicable to the export or re-export of controlled commodities or technical data and (d) the Immigration Reform and Control Act. Retek has received all permits and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary in connection with its present business and which, if not received or filed, would have a Material Adverse Effect. There are no legal or administrative proceedings or investigations pending or threatened, that, if enacted or determined adversely to Retek, would result in any Material Adverse Effect.

     4.14     Certain  Transactions  and  Agreements.  None  of  the  executive
              --------------------------------------
officers,  directors  or  affiliates of Retek (each, an "Retek Insider") nor any
                                                         -------------
member of their immediate families is or has been directly or indirectly interested in any contract or informal arrangement with Retek within the last twelve (12) months, except for compensation as an officer, director or employee of Retek. None of the Retek Insiders nor any member of their immediate families has any interest in any property, real or personal, tangible or intangible, including inventions, patents, copyrights, trademarks or trade names or trade secrets, used in or pertaining to the business of Retek, except for the normal rights of a shareholder.

     4.15     Governmental  Consents.  No  consent,  approval,  order  or
              ----------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Retek or Merger Sub is required in connection with the consummation of the transactions contemplated by this Agreement, except for such qualifications or
                                               ------ ---
filings under the Securities Act and the regulations thereunder and all other applicable securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

     4.16     Employees,  ERISA  and  Other  Compliance.
              -----------------------------------------

          4.16.1 Retek has complied with all applicable agreements, laws, rules and regulations relating to the employment of labor, including those related to wages, hours and payroll taxes. Retek has withheld and remitted to the proper Governmental Authorities all amounts required by law or agreement to be withheld from wages or salaries of its employees and is not liable for any arrearage of wages or any Taxes or penalties for failure to comply with any of the foregoing. Retek has had no labor troubles in the sense that within the last twelve (12) months there have been no strikes, work stoppages, slowdowns, threatened unfair labor practice charges or other material controversies pending or threatened by any of its employees; and Retek has not entered into any collective bargaining agreement and no union represents, or in the past twelve (12) months has demanded or requested to represent or is currently attempting to represent, any of the employees of Retek . Except as set forth on Schedule 4.16 of the Retek
                                                      -------------
Schedule of Exceptions, Logisoft has not promulgated any policy or entered into any agreement relating to the payment of any medical insurance premium, retirement pay, severance pay, vacation pay or sick leave to any present or former employees of Retek.

          4.16.2 All employee profit-sharing, incentive, deferred compensation, welfare, pension, retirement, group insurance, bonus, severance and other employee benefit plans, arrangements or agreements (oral or written), regardless of whether any such plan, arrangement or agreement is an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security
                         ------------
Act of 1974, as amended ("ERISA"), maintained or previously maintained or contributed to or previously contributed to by Retek for the benefit of current or former personnel ("Employee Plans"), by their terms and operation are in material compliance with all applicable laws (including, but not limited to, ERISA and the Code). There are no actions, suits or claims pending or threatened (other than routine noncontested claims for benefits) or, to the knowledge of Retek, no set of circumstances exist which may reasonably give rise to such a claim against any Employee Plan or administrator or fiduciary of any such Employee Plan.

          4.16.3 To the knowledge of Retek, and except for matters which would not have a Material Adverse Effect, no employee of Retek is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any other contract or written agreement, or any restrictive covenant contained in any such agreement relating to the right of any such employee to be employed thereby, or to use trade secrets or proprietary information of others, and the employment of such employees does not subject Retek to any material liability.

     4.17     Corporate Documents.  Retek has made available to Logisoft and the
              -------------------
Principals for examination all documents and information which have been requested by Logisoft's and the Principals' counsel, including, without limitation, the following: (a) copies of Retek's and Merger Sub's Articles or Certificate of Incorporation, as applicable, and Bylaws as currently in effect;
(b) Retek and Merger Sub's Minute Books containing all records of all proceedings, consents, actions and meetings of the stockholders, the board of directors and any committees of Retek and Merger Sub, as applicable; and (c) Retek's and Merger Sub's stock ledger or stockholder lists and journal reflecting stock issuances and transfers.

     4.18     Intentionally  Omitted.

     4.19     Disclosure.  To  the  best  knowledge  of  Retek,  neither  this
              ----------
Agreement, its exhibits and schedules, nor any of the certificates or documents to be delivered by Retek or Merger Sub to Logisoft and the Principals under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

     4.20     Insurance.  Retek  does  not  maintain  fire and casualty, general
              ---------
liability, business interruption or product liability insurance except, as set forth as Exhibit 4.20 to the Retek Schedule of Exceptions.
           -------------

     4.21     Environmental  Matters.
              ----------------------

          4.22.1 During the period that Retek has leased or owned its properties or owned or operated any facilities, there have been no disposals or releases of Hazardous Materials (as defined below) by Retek, or to Retek's knowledge, by others, on, from or under such properties or facilities, the liability for which would have a Material Adverse Effect. Retek has no knowledge of any presence, generation, manufacturing, disposals or releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to Retek having taken possession of any of such properties or facilities, the liability for which would have a Material Adverse Effect

          4.22.2 None of the properties or facilities of Retek is in material violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition. During the time that Retek has owned or leased its properties and facilities, neither Retek nor, to the knowledge of Retek, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials except in substantial accordance with applicable environmental laws.

          4.22.3 During the time that Retek has owned or leased its properties and facilities, there has been no litigation brought or, to the knowledge of Retek, threatened against Retek by, or any settlement reached by Retek with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities.

     4.23     Real  Property  Holding  Corporation Status.  Retek and the Merger
              -------------------------------------------
Sub is not and has at no time been a "United States real property holding corporation" within the meaning of Section 897(c) of the Code.
                                        ---------------

     4.24     Shares  Issued  in Merger.  The Retek Common Stock to be issued to
              -------------------------
the stockholders of Logisoft in the Merger, when issued by Retek pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all liens, claims, pledges, options, adverse claims, assessments or charges of any nature whatsoever, and will have been issued materially in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws.

     4.25     Books  and  Records.  The books, records and accounts of Retek and
              -------------------
Merger Sub (a) are in all material respects true, complete and correct, (b) have been maintained in accordance with good business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the material transactions and dispositions of the assets of Retek and Merger Sub, as applicable, and (d) accurately and fairly reflect the basis for the Retek Financial Statements.

     4.26     Control  of  Merger  Sub.  At  all  times  prior  to and as of the
              ------------------------
Effective Time, Retek will be in "control" of Merger Sub, as such term is defined in Section 368(c) of the Code.
             ---------------



5.     LOGISOFT  PRECLOSING  COVENANTS


     During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Section 10
                                                                      ----------
hereof,  each  of  Logisoft  and the Principals covenants and agrees as follows:

     5.1     Advice  of  Changes.  Logisoft  will, and the Principals will cause
             -------------------
Logisoft to, promptly advise Retek in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Logisoft or the Principals contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any change in the business, results of operations or financial condition of Logisoft that could reasonably be expected to have a Material Adverse Effect.

     5.2     Conduct  of Business.  Logisoft will, and the Principals will cause
             --------------------
Logisoft to, continue to conduct its business and use commercially reasonable efforts to maintain its business relationships in the ordinary and usual course and will not, and each of the Principals will cause Logisoft not to, without the prior written consent of Retek (other than actions required by this Agreement, as required by law or in connection with the performance of agreements disclosed in the Logisoft Schedule of Exceptions):

          (a)     borrow  any  money;

          (b) enter into any transaction not in the ordinary course of business or which involves an expense or capital commitment by Logisoft in excess of $10,000, or which obligates Logisoft for a period exceeding six (6) months;

          (c) encumber or permit to be encumbered any of its assets or grant liens therein;

          (d) dispose of any portion of any of the assets of Logisoft with a value exceeding $5,000 (other than in the ordinary course of business);

          (e) enter into any lease or contract for the purchase or sale of any property, real or personal, except in the ordinary course of business;

          (f) fail to maintain any of the equipment and other assets of Logisoft in good working condition and repair according to the standards Logisoft has maintained to the date of this Agreement, subject only to ordinary wear and tear;

          (g) pay any bonus, royalty, increased salary or special remuneration to any officer, employee or consultant or agree to same or enter into any new employment, severance, "golden parachute" or consulting agreement with any such person;

          (h)     change  accounting  methods;

          (i) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock;

          (j) amend or terminate any contract, agreement or license to which Logisoft is a party except those amended or terminated in the ordinary course of business consistent with past practice, and which are not material in amount or effect;

          (k) lend any amount to any person or entity, other than advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice;

          (l) guarantee or act as a surety for any obligation except for the endorsement of checks and other negotiable instruments in the ordinary course of business consistent with past practice;

          (m) waive or release any material right or claim except in the ordinary course of business consistent with past practice;

          (n) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

          (o)     merge,  consolidate or reorganize with, or acquire any entity;

          (p)     amend  its  Certificate  of  Incorporation  or  Bylaws;

          (q)     issue  or  sell  any shares of its capital stock of any class;

          (r) license any of its technology or intellectual property except in the ordinary course of business consistent with past practice;

          (s) agree to any audit assessment by any tax authority (unless the amount thereof is not material or has been adequately accrued or reserved on the Logisoft Financial Statements) or file any federal or state income or franchise tax return unless (i) the amount payable with respect thereto is not material or has been adequately accrued or reserved on the Logisoft Financial Statements or
(ii) copies of such returns have been delivered to Retek for its review and approved by Retek prior to filing;

          (t) change any insurance coverage or issue any certificates of insurance except as is routinely done in the ordinary course of business of Logisoft;

          (u)     hire  any  employee  or  consultant;

          (v)     adopt  or  amend  any  employee  benefit  plan;

          (w) enter into any contracts for the sale of advertising in an amount exceeding $10,000 or for longer than thirty (30) days; or

          (x) agree to do any of the things described in the preceding clauses 5.2(a) through (w).

     5.3     Regulatory Approvals.  Logisoft will, and the Principals will cause
             --------------------
Logisoft to, execute and file, or join in the execution and filing, of any application or other document that may be required to be filed by it in order to obtain the authorization, approval or consent of any governmental body (federal, state, local or foreign) which may be reasonably required, in connection with the consummation of the transactions contemplated by this Agreement. Logisoft will, and the Principals will cause Logisoft to, use its best efforts to obtain all such authorizations, approvals and consents.

     5.4     Necessary  Consents.  Logisoft will, and the Principals shall cause
             -------------------
Logisoft to, use commercially reasonable efforts to obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in Section 5.3 (including, without limitation those consents set
                   -----------
forth  on  Schedule  9.6)  to  allow  the  consummation  of  the  transactions
           -------------
contemplated hereby and to allow Retek to carry on Logisoft's business after the
         --
Closing.

     5.5     Litigation.  Logisoft  and  the  Principals  will  notify  Retek in
             ----------
writing promptly after learning of any actions, suits, proceedings or investigations by or before any court, board or governmental agency, initiated by or against Logisoft, or known by Logisoft or the Principals to be threatened against Logisoft.

     5.6     No  Other  Negotiations.  From the date hereof until the earlier of
             -----------------------
the termination of this Agreement or consummation of the Merger, Logisoft will not, and the Principals will not permit Logisoft to, and will not authorize any officer or director of Logisoft or any other person on its behalf to, directly or indirectly, solicit, encourage, negotiate or accept any offer from any party concerning the possible disposition of all or any substantial portion of Logisoft's business, assets or capital stock by merger, sale or any other means or any other transaction that would involve a change in control of Logisoft, or any transaction in which Logisoft contemplates issuing equity or debt securities. Logisoft and the Principals will promptly notify Retek in writing of any third party inquiries or proposals.

     5.7     Access to Information.  Until the Closing, each of Logisoft and the
             ---------------------
Principals will allow Retek and its agents reasonable access to the files, books, records and offices of Logisoft, including, without limitation, any and all information relating to Logisoft's taxes, commitments, contracts, leases, licenses, and real, personal and intangible property (including its intellectual property) and financial condition. Logisoft will and the Principals will cause Logisoft's accountants to cooperate with Retek and its agents in making available all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

     5.8     Satisfaction  of  Conditions  Precedent.  Logisoft  and each of the
             ---------------------------------------
Principals will use its, his or her commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in
Section 9, and each such person will use its, his or her commercially reasonable
   ------
efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties (including without limitation, those third parties described in Section 9.6) and to make all filings with, and
                                  -----------
give all notices to, third parties that may be necessary or reasonably required on their part in order to effect the transactions contemplated hereby. Logisoft and the Principals will promptly notify Retek in writing of any failure or inability to comply fully with this Section.

     5.9     Blue  Sky  Laws.  Logisoft  and  the Principals will cooperate with
             ---------------
Retek in connection with Retek's efforts to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Merger.



6.     RETEK  PRECLOSING  COVENANTS

     During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Section 10
                                                                      ----------
hereof,  Retek  and  Merger  Sub  covenant  and  agree  as  follows:

     6.1     Advise  of Changes; Conduct of Business.  Retek and Merger Sub will
             ---------------------------------------
promptly advise Logisoft in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Retek or Merger Sub contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect; or (b) of any material adverse change in the business, results of operations or financial condition of Retek. Retek will use commercially reasonable efforts to continue to conduct its business and maintain its business relationships in the ordinary and usual course and will promptly inform Logisoft in writing if it does any of the following (other than action required by this Agreement, as required by law or in connection with the performance of agreements, arrangements or pending transactions disclosed in the Retek Schedule of Exceptions):

          (a) enter into any material transaction not in the ordinary course of business;

          (b) declare, set aside or pay any material cash or stock dividend or other material distribution in respect of capital stock, or redeem or otherwise acquire any material portion of its capital stock other than in connection with a possible reverse stock split or share combination;

          (c) dispose of (including by license), whether to a third party, a partially or wholly-owned subsidiary or otherwise, any substantial portion of its assets (other than in the ordinary course of business);

          (d) encumber or permit to be encumbered in any material respect a substantial portion of its assets or grant liens thereon;

          (e) issue or sell a material number of shares of its capital stock of any class (except upon the exercise of options to purchase Retek upon exercise of the Bankruptcy Warrants) or any other of its securities, or issue or create any material warrants, obligations, subscriptions, options, convertible securities or other commitments to issue shares of capital stock other than employee stock options or in connection with an acquisition of another entity or an underwritten public offering of its capital stock; or

          (f) except in connection with a reincorporation in Delaware, merge, consolidate or reorganize with any entity if Retek does not survive such merger, consolidation or reorganization.

     6.2     Regulatory  Approvals.  Retek and Merger Sub will execute and file,
             ---------------------
or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, in connection with the consummation of the transactions contemplated by this Agreement. Retek will use its best efforts to obtain all such authorizations, approvals and consents.

     6.3     Satisfaction of Conditions Precedent.  Each of Retek and Merger Sub
             ------------------------------------
will use its commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 8, and each of Retek
                                                    ---------
and Merger Sub will use its commercially reasonable efforts to cause the transactions contemplated by this Agreement to be consummated and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part  in  order  to  effect  the  transactions  contemplated  hereby.

     6.4     Blue  Sky Laws.  Retek shall take such steps as may be necessary to
             --------------
comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Merger.

     6.5     Access  to  Information.  Until  the  Closing,  Retek  will  allow
             -----------------------
Logisoft and their respective agents reasonable access to the files, books, records and offices of Retek, including, without limitation, any and all information relating to Retek's taxes, commitments, contracts, leases, licenses, and real, personal and intangible property (including its intellectual property) and financial condition. Retek will cause its accountants to cooperate with Logisoft and its agents in making available all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.



7.     CLOSING  MATTERS

     7.1     The  Closing.  Subject to termination of this Agreement as provided
             ------------
in Section 10 below, the Closing will be facilitated by the offices of Underberg
   ----------
& Kessler LLP, in Rochester, New York on or before March, 2000, or, if all conditions to closing have not been satisfied or waived by such date, such other place, time and date as Logisoft and Retek may mutually select (the "Closing
                                                                         -------
Date").  Concurrently  with the Closing, the Certificate of Merger will be filed
   -
in  the  office  of  the  New  York  Secretary  of  State.

     7.2     Exchange  of  Certificates.
             --------------------------

          7.2.1 As of the Effective Time, all shares of Logisoft Common Stock that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist and will be converted into the right to receive from Retek the number of shares of Retek Common Stock and cash determined as set forth in Section 2.1, subject to Section 2.2.
                                ----------------------------------------

          7.2.2 At the Effective Time, each holder of shares of Logisoft Common Stock will surrender the certificate(s) for such shares (the "Certificates"),
                                                                 ------------
duly endorsed as requested by Retek or accompanied by stock powers in a form acceptable to Retek, to Retek for cancellation. At the Effective Time and upon receipt of such Certificates, Retek will issue to each tendering holder a certificate for the number of shares of Retek Common Stock and the cash to which such holder is entitled pursuant to Section 2.
                                          ----------

          7.2.3 No dividends or distributions payable to holders of record of Retek Common Stock after the Effective Time will be paid to the holder of any unsurrendered Certificate(s) until the holder of the Certificate(s) surrenders such Certificate(s), or if such certificates are lost, stolen or destroyed, provides an indemnity reasonably acceptable to Retek. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any Certificate, there will be delivered to the person entitled thereto, without interest, the amount of any dividends and distributions therefor paid with respect to Retek Common Stock so withheld as of any date subsequent to the Effective Time and prior to such date of delivery.

          7.2.4 All Retek Common Stock delivered upon the surrender of Logisoft Common Stock in accordance with the terms hereof will be deemed to have been delivered in full satisfaction of all rights pertaining to such Logisoft Common Stock. There will be no further registration of transfers on the stock transfer books of Logisoft or the transfer agent of such Logisoft Common Stock. If, after the Effective Time, Certificates are presented for any reason, they will be canceled and exchanged as provided in this Section.

          7.2.5 Until Certificates representing Logisoft Common Stock outstanding prior to the Merger are surrendered pursuant to Section 7.2.2 above,
                                                            -------------
such Certificates will be deemed, for all purposes, to evidence ownership of the number of shares of Retek Common Stock into which Logisoft Common Stock will have been converted pursuant to Sections 2.1.
                                     -------------

          7.2.6     Certificates  which  are not presented to Retek within three
(3) years after the Closing shall be canceled and the holder thereof will no longer be entitled to receive any Retek securities in consideration thereof.



8.     CONDITIONS  TO  OBLIGATIONS  OF  LOGISOFT  AND  THE  PRINCIPALS

     Logisoft's and the Principals' obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Logisoft and the Principals, but only in a writing signed by Logisoft and the Principals):

     8.1     Accuracy  of  Representations  and Warranties.  The representations
             ---------------------------------------------
and  warranties of Retek and Merger Sub set forth in Section 4 that are not made
                                                     ---------
as of a specific date shall be true and accurate in all material respects on and as of the date of this Agreement.

     8.2     Covenants.  Each  of  Retek and Merger Sub shall have performed and
             ---------
complied in all material respects with all of its covenants contained in Section
                                                                         -------
6 on or before the Closing, and Logisoft shall receive a certificate to such effect signed by Retek's Chief Executive Officer.

     8.3     Compliance with Law.  There shall be no order, decree, or ruling by
             -------------------
any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

     8.4     Government Consents.  There shall have been obtained at or prior to
             -------------------
the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to, requirements under applicable federal and state securities laws.

     8.5     Requisite Approvals.  The principal terms of this Agreement and the
             -------------------
Certificate of Merger shall have been approved and adopted by Retek as holders of all of the all of the issued and outstanding shares of the capital stock of Merger Sub.

     8.6     Opinion  of  Retek's  Counsel.  Logisoft  shall  have  received  an
             -----------------------------
opinion,  as  to  matters  described  in  Exhibit  8.6,  from  counsel to Retek.
                                          ------------

     8.7     Registration  Rights  Agreement.  Retek  shall  have  executed  and
             -------------------------------
delivered  a  registration rights agreement substantially in the form of Exhibit
                                                                         -------
8.7.
 --

     8.8     Shareholder  and  Voting  Agreement.  Principals  and certain other
             -----------------------------------
Retek shareholders shall have executed and delivered a Shareholder and Voting Agreement in the form of Exhibit 8.8.
                              ------------

     8.9     Employment  Agreements.  Retek  shall  have  executed and delivered
             ----------------------
employment agreements with Robert Lamy, William Lamy and Robert Ballard in the forms of Exhibits 8.9A, 8.9B and 8.9C, respectively (the "Employment
           --------------------------------
Agreements").
         --

     8.10     Keystone Laboratories Sale.  Retek and Joel C. Holt ("Holt") shall
              --------------------------
have  executed  and  delivered a Stock Purchase Agreement in the form of Exhibit
                                                                         -------
8.10  relating to the sale by Retek to Holt of all of the issued and outstanding
  --
shares of the capital stock of Keystone Laboratories, Inc. ("Keystone") and shall have consummated the sale by Retek of its Keystone shares to Holt and entered in to agreements relating to and consummated all other transactions contemplated thereby.

     8.11     Cash.  Retek  will  have  received  not  less than $5,500,000 from
              ----
certain purchasers of Retek Common Stock at a purchase price of not less than $1.00 per share.

     8.12   Opinion  of  Retek's  Counsel  and  G.  David Gordon, Esq..  Retek's
            ----------------------------------------------------------
counsel and G. David Gordon, Esq., individually, shall have issued and delivered to the shareholders of estorefronts.net Corp. stock an opinion, in form acceptable to Logisoft and Logisoft's counsel, as to the tax-free nature of the transaction contemplated pursuant to the Plan and Agreement of Reorganization referred to in Section 9.13 hereof. Such opinion shall include Retek counsel
                  ------------
and G. David Gordon's agreement to indemnify the shareholders of estorefronts.net Corp. with regard to the any claims arising out of or relating to the taxability of the transaction contemplated by such Plan and Agreement of Reorganization.



9.     CONDITIONS  TO  OBLIGATIONS  OF  RETEK  AND  MERGER  SUB

     The obligations of Retek and Merger Sub hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by Retek, but only in a writing signed by Retek):

     9.1     Accuracy  of  Representations  and Warranties.  The representations
             ---------------------------------------------
and  warranties  of  Logisoft and the Principals set forth in Section 3 that are
                                                              ---------
not made as of a specific date shall be true and accurate in all material respects on and as of the date of this Agreement.

     9.2     Covenants.  Logisoft  and  the  Principals shall have performed and
             ---------
complied in all material respects with all of its covenants contained in Section
                                                                         -------
5 on or before the Closing, and Retek shall receive certificates to such effect executed by the Chief Executive Officer and Chief Financial Officer of Logisoft and by the Principals.

     9.3     Compliance with Law.  There shall be no order, decree, or ruling by
             -------------------
any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

     9.4     Government  Consents. There shall have been obtained at or prior to
             --------------------
the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to, requirements under applicable federal and state securities laws.

     9.5     Opinion  of  Counsel.  Retek  shall  have  received from counsel to
             --------------------
Logisoft  and  the Principals, an opinion as to the matters described in Exhibit
                                                                         -------
9.5.
 --

     9.6     Consents.  Logisoft shall have received duly executed copies of all
             --------
material third party consents, approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement or reasonably deemed necessary by Retek's counsel to provide for the continuation in full force and effect of any and all material contracts and leases of Logisoft (including without limitation, the consents as to Material Contracts hereto and the Customer Agreements) and for Logisoft and the Principals to consummate the transactions contemplated hereby in form and substance reasonably satisfactory to Retek, except for such consents and approvals thereof as Retek and Logisoft and the Principals shall have agreed shall not be obtained. A list of such required  consents  is  set  forth  on  Schedule  9.6.
                                        -------------

     9.7     No  Litigation.  No  litigation  or  proceeding  shall  be  overtly
             --------------
threatened or pending to enjoin or prevent the consummation of any of the transactions contemplated by this Agreement, or which could be reasonably expected to have a Material Adverse Effect.

     9.8     Requisite Approvals.  The principal terms of this Agreement and the
             -------------------
Certificate of Merger shall have been approved and adopted by the holders of all of the Logisoft Common Stock outstanding, and by a majority of the Board of Directors of Logisoft.

     9.9     Intentionally  Omitted.

     9.10      Absence  of  Material Adverse Changes.  There shall not have been
              --------------------------------------
any material adverse change in the financial conditions, properties, assets, liabilities, business, prospectus or results of operations of Logisoft.

     9.11     Sale of Keystone Laboratories.  Retek and Holt shall have executed
              -----------------------------
and delivered a Stock Purchase Agreement in the form of Exhibit 8.10 relating to
                                                        ------------
the sale by Retek to Holt of all of the issued and outstanding shares of the capital stock of Keystone Laboratories, Inc. ("Keystone") and shall have consummated the sale by Retek of its Keystone shares to Holt and entered in to agreements relating to and consummated all other transactions contemplated thereby.

     9.12     Cash.  Retek  will  have  received  not  less than $5,500,000 from
              ----
certain purchasers of Retek Common Stock at a purchase price of not less than $1.00 per share.

     9.13  Sale  of  estorefronts.net  Corp..  ReTek  and  the  shareholders  of
           ---------------------------------
estorefronts.net Corp. ("estore") shall have executed and delivered an Agreement and Plan of Reorganization in the form of Exhibit 9.13 relating to the exchange
                                           ------------
by the shareholders of all of the issued and outstanding shares of the capital stock of estore upon the terms set forth therein and shall have consummated the exchange to Retek of the estore shares and entered into agreements relating to and consummated all other transactions contemplated thereby.



10.     TERMINATION  OF  AGREEMENT

     10.1     Termination  of  Agreement.  Either  Retek  or  Logisoft  and  the
              --------------------------
Principals may terminate this Agreement prior to the Effective Time (whether before or after stockholder approval has been obtained) solely as provided below:

          10.1.1 Retek may terminate this Agreement by giving written notice to Logisoft and the Principals in the event Logisoft or the Principals is in breach, and Logisoft and the Principals may terminate this Agreement by giving written notice to Retek in the event Retek is in breach, of any material representation, warranty, or covenant contained in this Agreement, and such breach is not remedied within ten (10) days of delivery of written notice thereof;

          10.1.2 Retek may terminate this Agreement by giving written notice to Logisoft and the Principals if the Closing shall not have occurred on or before March 24, 2000 by reason of the failure of any condition precedent under Section
                                                                         -------
9 hereof (unless the failure results primarily for a breach by Retek of any representation, warranty or covenant contained in this Agreement); or

          10.1.3 Logisoft and the Principals may terminate this Agreement by giving written notice to Retek if the Closing shall not have occurred on or before March 24, 2000 by reason of the failure of any condition precedent under
Section 8 hereof (unless the failure results primarily from a breach by Logisoft
---------
or the Principals of any representation, warranty or covenant contained in this Agreement made by him or it).

     10.2     No  Liability.  Any termination of this Agreement pursuant to this
              -------------
Section  10  will  be  without further obligation or liability upon any party in
-----------
favor  of the other party hereto other than the obligations provided in Sections
---                                                                     --------
11.2,  12.8  and  12.16  and  in the Letter of Intent between Retek and Logisoft
-----------------------
dated  February  4,  2000, other than any liability of any party for breaches of
----
this  Agreement,  which will survive termination of this Agreement. Logisoft and
--
the Principals on the one hand and Retek on the other will use commercially reasonable efforts to cause the Merger to be consummated.



11.     SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND               REMEDIES,
CONTINUING  COVENANTS

     11.1     Survival  of  Representations. All representations, warranties and
              -----------------------------
covenants of Logisoft, the Principals, Retek and Merger Sub contained in this Agreement will survive the Effective Time and remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the earlier of (a) the termination of this Agreement or
(b)  three  (3)  years  after  the Closing Date, whereupon such representations, warranties and covenants will expire (except for covenants that by their terms survive for a longer period); provided, however, that representations, warranties and covenants involving intentional fraud or willful misconduct shall survive the Closing without the limitations of subsections (a) or (b) above. The period of such survival shall be referred to herein as the "Survival
                                                                        --------
Period."

     11.2     Agreement  to  Indemnify.
              ------------------------

          11.2.1 Any one or more of the Principals (collectively, "Indemnified Persons") seeking indemnification hereunder shall give prompt written notification to Retek (the "Indemnification Representative") of the commencement
                            ------------------------------
of any action, suit or proceeding relating to a third party claim for which indemnification pursuant to this Section 11 may be sought; provided, however,
                                    ----------
that no delay on the part of the Indemnified Person in providing such notice shall relieve Retek of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within twenty (20) days after delivery of such notification, the Indemnification Representative may, upon written notice thereof to the Indemnified Person, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Person, provided that the Indemnification Representative acknowledges in writing to the Indemnified Person that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Person in connection with such action, suit or proceeding constitute Damages for which the Indemnified Person shall be entitled to indemnification pursuant to this Section 11. If the Indemnification
                                     -----------
Representative does not so assume control of such defense, the Indemnified Person shall control such defense. The party not controlling such defense may participate therein at its own expense; provided that if the Indemnification Representative assumes control of such defense and the Indemnified Person reasonably concludes that the indemnifying parties and the Indemnified Person have conflicting interests or different defenses available with respect to such action, suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Person shall be considered "Damage" for purposes of this Agreement. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto. The Indemnified Person shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnification Representative.

          11.2.2  Treatment  of  Indemnity  Payments.  Any  payment  made  to an
                  ----------------------------------
Indemnified  Person pursuant to this Section 11 or the Escrow Agreement shall be
                                     ----------
treated  as  a  reduction  in  the  merger  consideration.



12.     MISCELLANEOUS

     12.1     Governing  Law.  The  internal  laws  of  the  State  of  New York
              --------------
(irrespective of its conflict of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.
     12.2     Assignment;  Binding Upon Successors and Assigns.  No party hereto
              ------------------------------------------------
may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto and any attempt to do so will be void. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     12.3     Severability.  If  any  provision  of  this  Agreement,  or  the
              ------------
application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     12.4     Counterparts.  This  Agreement  may  be  executed in any number of
              ------------
counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories. Facsimile copies of such counterparts are acceptable.

     12.5     Other  Remedies.  Except as otherwise provided herein, any and all
              ---------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

     12.6     Amendment  and  Waivers.  Any  term or provision of this Agreement
              -----------------------
may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The Agreement may be amended by the parties hereto at any time before or after approval of the shareholders of Logisoft but, after such approval, no amendment will be made which by applicable law requires the further approval of the shareholders of Logisoft obtaining such further approval.

     12.7     No  Waiver.  The  failure  of  any  party  to  enforce  any of the
              ----------
provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

     12.8     Expenses.  Each  party  will bear its respective expenses and fees
              --------
of its own accountants, attorneys and other professionals incurred with respect to this Agreement and the transactions contemplated hereby.

     12.9     Attorneys'  Fees.  Should  suit be brought to enforce or interpret
              ----------------
any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

     12.10     Notices.  Any notice or other communication required or permitted
               -------
to be given under this Agreement will be in writing, will be delivered personally, by registered or certified mail, postage prepaid, by confirmed facsimile or by nationally recognized courier service, and will be deemed given upon delivery, if delivered personally, or five days after deposit in the mails, if mailed, or upon receipt if delivered by confirmed facsimile or by nationally recognized courier service, to the following addresses:


              (i) If  to  Retek:         Reconversion  Technologies,  Inc.
                  -------------
                                         c/o  Joel  C.  Holt
                                         30  Garfield  Street,  Suite  B
                                         Asheville,  North  Carolina  28803

                  With  a  copy  to:     G.  David  Gordon  &  Associates,  P.C.
                  -----------------
                                         7633  East  63rd  Place,  Suite  210
                                         Tulsa,  Oklahoma  74133
                                         G.  David  Gordon,  Esq.

              (ii)     If  to  Logisoft  or  the  Principals:
                       -------------------------------------

                       Attention:          Robert  Lamy
                       6605  Pittsford  Palmyra  Road
                       Fairport,  New  York  14450

                       With  a  copy  to:     Underberg  &  Kessler  LLP
                       -----------------
                                              1800  Chase  Square
                                              Rochester,  New  York  14604
                                              Robert  F.  Mechur,  Esq.

or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 12.10.
                             --------------

     12.11     Construction of Agreement.  This Agreement has been negotiated by
               -------------------------
the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

     12.12     No  Joint  Venture.  Nothing  contained in this Agreement will be
               ------------------
deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

     12.13     Further  Assurances.  Each  party  agrees to cooperate fully with
               -------------------
the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     12.14     Absence of Third Party Beneficiary Rights.  No provisions of this
               -----------------------------------------
Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

     12.15     Public  Announcement.  Upon  execution  of  the  Agreement by all
               --------------------
parties, and until the consummation of the Merger, all press releases and other public communications shall be made by the parties only with the mutual consent of the Principals, Logisoft and Retek, unless required by law.

     12.16     Confidentiality.  Retek,  Logisoft  and  the  Principals  each
               ---------------
recognize that they have received and will receive confidential information concerning the other during the course of the negotiations and preparations for the Merger. Accordingly, each party agrees (a) to use its respective best efforts to prevent the unauthorized disclosure of any confidential information concerning the other that was or is disclosed during the course of such negotiations and preparations, and is clearly designated in writing as confidential at the time of disclosure, and (b) to not make use of or permit to be used any such confidential information other than for the purpose of effectuating the Merger and related transactions. The obligations of this Section will not apply to information that (i) is or becomes part of the public domain, (ii) is disclosed by the disclosing party to third parties without restrictions on disclosure, (iii) is received by the receiving party from a third party without breach of a nondisclosure obligation to the other party or
(iv) is required to be disclosed by law. If this Agreement is terminated, all copies of documents containing confidential information shall be returned by the receiving party to the disclosing party. Notwithstanding Section 12.17, this
                                                             -------------
provision does not supersede or replace any other confidentiality or non-disclosure agreement between the parties, all of which shall remain in full force an effect in accordance with their terms.

     12.17     Entire  Agreement.  This  Agreement  and  the  exhibits  hereto
               -----------------
constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

"RETEK"                                 "LOGISOFT"
_______________________________          _______________________________


By:  /s/  Joel C. Holt                By:  /s/  Robert  Lamy
   -----------------------------         --------------------------------
Joel C. Holt, President                  Robert  Lamy,  President

"MERGER  SUB"          "PRINCIPALS"



By:  /s/  Joel C. Holt                By:  /s/  Robert  Lamy
   -----------------------------         --------------------------------
Joel C. Holt, President                  Robert  Lamy

                                         /s/
                                         -------------------
                                         William  Lamy

                                         /s/  Robert  Ballard
                                         -------------------
                                         Robert  Ballard

                                         /s/  Michael  Pruitt
                                         -------------------
                                         Michael  Pruitt


     [Signature  Page  to  the  Plan  and  Agreement  of  Reorganization]

                                    EXHIBIT A
                                    ---------

                                 PLAN OF MERGER

                                 PLAN OF MERGER

     THIS PLAN OF MERGER (the "Plan") has been approved by Reconversion Technologies, Inc., a Delaware corporation ("Retek"), Retek Merger Corp., a New York corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), Logisoft Corp., a New York corporation ("Logisoft").

                                R E C I T A L S :

     A. The parties intend that, subject to the terms and conditions of the Agreement and Plan of Reorganization (the "Agreement"), dated as of March __, 2000, Merger Sub will merge with and into Logisoft in a statutory merger (the "Merger"), with Logisoft to be the corporation surviving the Merger, all pursuant to the terms and conditions of the Agreement and applicable law.

     B. Upon the effectiveness of the Merger, all of the outstanding capital stock of Logisoft will be converted into shares of Common Stock of Retek, as provided in the Agreement. The Merger is intended to be treated as a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code") by virtue of the provisions of Section 368(a)(2)(E) of the Code .

                             PLAN OF REORGANIZATION

     1.     The  Merger.  At  the  effective  time of the Merger (the "Effective
            -----------
Time"), Merger Sub will be merged with and into Logisoft pursuant to the Agreement and in accordance with applicable law. Each share of Common Stock of Logisoft, no par value, issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted into such number of shares as is shown on Exhibit A.

     2.     Fractional  Shares.  No fractional shares of Retek Common Stock will
            ------------------
be issued in connection with the Merger, but in lieu thereof, the holders of Logisoft Common Stock who would otherwise be entitled to receive a fraction of a share of Retek Common Stock will receive one additional share of Retek Common Stock.

     3.     Shareholder  Approval.  Merger  Sub  has one class of capital stock,
            ---------------------
Common Stock, no par value ("Sub Common Stock"). One Hundred (100) shares of Sub Common Stock are outstanding and entitled to vote on the Plan and the Merger. No class or series of Merger Sub capital stock is entitled to vote as a class. Logisoft has one class of capital stock, Common Stock, no par value ("Logisoft Common Stock"). One hundred (100) shares of Logisoft Common Stock are outstanding and entitled to vote on the Plan and the Merger. No class or series of Logisoft capital stock is entitled to vote as a class.

     4.     Effects  of  the  Merger.  At  the  effective  time  of  the Merger:
            ------------------------

          (a) the separate existence of Merger Sub will cease and Merger Sub will be merged with and into Logisoft, and Logisoft will be the surviving corporation of the Merger (the "Surviving Corporation"), pursuant to the terms of the Agreement;

          (b) the Certificate of Incorporation and Bylaws of Logisoft will be the Certificate of Incorporation and Bylaws of the Surviving Corporation;

          (c) each of the 100 shares of Sub Common Stock outstanding immediately prior to the Effective Time will be converted into such number of shares as is shown on Exhibit A;

          (d) the directors of the Surviving Corporation shall be Robert Lamy, William Lamy and Robert Ballard;

          (e) the officers of the Surviving Corporation shall be: Robert Lamy- President; William Lamy - Secretary; and Robert Ballard - Treasurer;

          (f) each share of Logisoft Common Stock outstanding immediately prior to the Effective Time will be converted into the right to receive that number of shares of Retek Common Stock as provided in Section 1 above; and

          (g) the Merger will, from and after the Effective Time, have all of the effects provided by applicable law.

     5.     Tax  Matters.  The  parties  intend to adopt this Plan as a tax-free
            ------------
plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Code by virtue of the provisions of
Section  368(a)(2)(E)  of  the  Code.

                                    EXHIBIT  2.1
                                    ------------

                                 CONVERSION  SHARES


Logisoft  Shareholder              Logisoft  Shares               Retek  Shares
---------------------              ----------------               -------------

Robert  Lamy                        41.3                           2,925,000

William  Lamy                       30                             1,875,000

Robert  Ballard                      9.7                             600,000

Michael  Pruitt                     19                             2,100,000

                                    EXHIBIT  2.10A
                                    --------------

                             RETEK  OFFICERS'  CERTIFICATE


                                  EXHIBIT 2.10A
                                  -------------

                           RETEK OFFICERS' CERTIFICATE

     I, Robert Garner, certify that I am the duly elected Secretary of Reconversion Technologies, Inc., a Delaware corporation (the "Company");

     1. I am duly authorized to make, execute and deliver this Certificate on behalf of the Company.

     2. Attached hereto as Exhibit A is a true, complete and correct copy of the Company's Articles of Incorporation, as amended, certified by the Secretary of the State of Delaware, which has not been amended since the date thereof and no action has been taken in contemplation of the filing of any amendment thereto.

     3. Attached hereto as Exhibit B is a true, complete and correct copy of the Company's Bylaws in effect as of the date hereof

     4. Attached hereto as Exhibit C is a true, complete and correct copy of the resolutions of the Board of Directors of the Company, which were duly adopted by an action by unanimous written consent effective as of March 3, 2000, and remain in full force and effect on the date hereof and have not been amended. Such resolutions are the only resolutions adopted by the Company's Board of Directors relating to the transactions described in the Agreement and Plan of Reorganization among the Company, Logisoft Corp, Retek Merger Corp., Robert Lamy, William Lamy, Robert Ballard and Michael Pruitt, and the other matters contemplated thereby.

     5. Each person listed below has been duly elected to and holds the office of the Company set forth beneath his name and the signature set forth opposite his name is his true and genuine signature:





Joel  C.  Holt,  President               ___________________________________

Robert  Garner,  Secretary               ___________________________________

                                         ___________________________________

     N WITNESS WHEREOF, the undersigned has executed this Certificate as of March 3, 2000.

                                        RECONVERSION  TECHNOLOGIES,  INC.


                                        ______________________________
                                        By:  Robert  Garner,  Secretary

                                    EXHIBIT A
                                       TO
                            CERTIFICATE OF SECRETARY
                                       OF
                         RECONVERSION TECHNOLOGIES, INC.

    Articles of Incorporation of Reconversion Technologies, Inc., as Amended
                  Certified by the Delaware Secretary of State

                         (Attached following this page)

                                    EXHIBIT B
                                       TO
                            CERTIFICATE OF SECRETARY
                                       OF
                         RECONVERSION TECHNOLOGIES, INC.

              Bylaws of Reconversion Technologies, Inc., as Amended

                         (Attached following this page)

                                    EXHIBIT C
                                       TO
                            CERTIFICATE OF SECRETARY
                                       OF
                         RECONVERSION TECHNOLOGIES, INC.

           Resolutions of the Board of Reconversion Technologies, Inc.

                         (Attached following this page)

                                 EXHIBIT  2.10B
                                 --------------

                         LOGISOFT  OFFICERS'  CERTIFICATE

                            CERTIFICATE OF SECRETARY
                                       OF
                                 LOGISOFT CORP.


     I, William Lamy, certify that I am the duly elected and acting Secretary of Logisoft Corp., a New York corporation (the "Company");

     1. I am duly authorized to make, execute and deliver this Certificate on behalf of the Company.

     2. Attached hereto as Exhibit A is a true, complete and correct copy of the Company's Articles of Incorporation, as amended, certified by the Secretary of the State of New York, which has not been amended since the date thereof and no action has been taken in contemplation of the filing of any amendment thereto.

     3. Attached hereto as Exhibit B is a true, complete and correct copy of the Company's Bylaws in effect as of the date hereof.

     4. Attached hereto as Exhibit C is a true, complete and correct copy of the unanimous written consent of the Board of Directors and Shareholders of the Company, which were duly adopted, effective as of March 3, 2000, and remain in full force and effect on the date hereof and have not been amended. Such resolutions are the only resolutions adopted by the Company's Board of Directors or Shareholders relating to the transactions described in the Agreement and Plan of Reorganization (the "Merger Agreement") among the Company, Reconversion Technologies, Inc., Retek Merger Corp. and Company shareholders, and the other matters contemplated thereby.

     5. Each person listed below has been duly elected to and holds the office of the Company set forth beneath his name and the signature set forth opposite his name is his true and genuine signature:


Robert  Lamy,  President                       ________________________________

William  Lamy,  Secretary                      ________________________________


Robert  Ballard,  Treasurer                    ________________________________

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _________________, 2000.

                                      LOGISOFT  CORP.

                                      ________________________________
                                      William  Lamy,  Secretary

                                    EXHIBIT A
                                       TO
                            CERTIFICATE OF SECRETARY
                                       OF
                                 LOGISOFT CORP.

             Articles of Incorporation of Logisoft Corp., as Amended
                  Certified by the New York Secretary of State

                         (Attached following this page)

                                    EXHIBIT B
                                       TO
                            CERTIFICATE OF SECRETARY
                                       OF
                                 LOGISOFT CORP.

                      BYLAWS OF LOGISOFT CORP., AS AMENDED

                         (Attached following this page)

                                    EXHIBIT C
                                       TO
                            CERTIFICATE OF SECRETARY
                                       OF
                                 LOGISOFT CORP.

Unanimous Written Consent of the Board of Directors and Shareholders of Logisoft
                                      Corp.

                         (Attached following this page)

                                    EXHIBIT D
                                       TO
                            CERTIFICATE OF SECRETARY
                                       OF
                                 LOGISOFT CORP.


                Resolutions of the shareholders of Logisoft Corp.

                         (Attached following, this page)



Attached  hereto.

                                 SCHEDULE  3.3
                                 -------------

                            LIST  OF  SHAREHOLDERS


Name               Number  of  Common  Shares

Robert  Lamy                             41.3

William  Lamy                              30

Robert  Ballard                           9.7

Michael  Pruitt                            19

                                 SCHEDULE  3.8
                                 -------------

                         LOGISOFT  FINANCIAL  STATEMENTS


On  file  with  Retek.

                                 SCHEDULE  3.10
                                 --------------

                             SCHEDULE  OF  CHANGES


None.

                                 SCHEDULE  3.11
                                 --------------

                       MATERIAL  AGREEMENTS  AND  CONTRACTS


On  file  with  Retek.

                                  EXHIBIT  4.20
                                  -------------

                                    INSURANCE


Attached  hereto.

                                  Exhibit  8.6
                                  ------------

               Form  of  Opinion  of  General  Counsel  of  Retek


                            CERTIFICATE OF SECRETARY
                                       OF
                                 LOGISOFT CORP.


     I, William Lamy, certify that I am the duly elected and acting Secretary of Logisoft Corp., a New York corporation (the "Company");

     1. I am duly authorized to make, execute and deliver this Certificate on behalf of the Company.

     2. Attached hereto as Exhibit A is a true, complete and correct copy of the Company's Articles of Incorporation, as amended, certified by the Secretary of the State of New York, which has not been amended since the date thereof and no action has been taken in contemplation of the filing of any amendment thereto.

     3. Attached hereto as Exhibit B is a true, complete and correct copy of the Company's Bylaws in effect as of the date hereof.

     4. Attached hereto as Exhibit C is a true, complete and correct copy of the unanimous written consent of the Board of Directors and Shareholders of the Company, which were duly adopted, effective as of March 3, 2000, and remain in full force and effect on the date hereof and have not been amended. Such resolutions are the only resolutions adopted by the Company's Board of Directors or Shareholders relating to the transactions described in the Agreement and Plan of Reorganization (the "Merger Agreement") among the Company, Reconversion Technologies, Inc., Retek Merger Corp. and Company shareholders, and the other matters contemplated thereby.

     5. Each person listed below has been duly elected to and holds the office of the Company set forth beneath his name and the signature set forth opposite his name is his true and genuine signature:


Robert  Lamy,  President                    ________________________________

William  Lamy,  Secretary                   ________________________________

Robert  Ballard,  Treasurer                 ________________________________

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _________________, 2000.

                                            LOGISOFT  CORP.

                                            ________________________________
                                            William  Lamy,  Secretary

                                    EXHIBIT A
                                       TO
                            CERTIFICATE OF SECRETARY
                                       OF
                                 LOGISOFT CORP.

             Articles of Incorporation of Logisoft Corp., as Amended
                  Certified by the New York Secretary of State

                         (Attached following this page)

                                    EXHIBIT B
                                       TO
                            CERTIFICATE OF SECRETARY
                                       OF
                                 LOGISOFT CORP.

                      BYLAWS OF LOGISOFT CORP., AS AMENDED

                         (Attached following this page)

                                    EXHIBIT C
                                       TO
                            CERTIFICATE OF SECRETARY
                                       OF
                                 LOGISOFT CORP.

Unanimous Written Consent of the Board of Directors and Shareholders of Logisoft
                                      Corp.

                         (Attached following this page)

                                    EXHIBIT D
                                       TO
                            CERTIFICATE OF SECRETARY
                                       OF
                                 LOGISOFT CORP.


                Resolutions of the shareholders of Logisoft Corp.

                         (Attached following, this page)

                                  EXHIBIT  8.6
                                  ------------

                FORM  OF  OPINION  OF  GENERAL  COUNSEL  OF  RETEK

NOTE: Except as otherwise defined below, all capitalized terms used below shall have the same meanings given to such terms in the Agreement and Plan of Reorganization (the "Reorganization Agreement") and all other documents executed pursuant to the Reorganization Agreement ("Ancillary Agreements").

     1. Retek is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     2. Retek has the requisite corporate right, power and authority to enter into, execute and deliver the Reorganization Agreement and the Ancillary Agreements. All corporate action required to be taken by or on the part of Retek to authorize Retek to enter into, execute and deliver the Reorganization Agreement and the Ancillary Agreements has been duly and validly taken.

     3. No government consents, approvals, authorizations, registrations, declarations or filings are required to be obtained by Retek for the execution, delivery or performance by Retek of the Reorganization Agreement or the Ancillary Agreements to which it is a party, except such as have been obtained or made, except for (a) the filing of a Form D with respect to the issuance of the ReTek Common Stock in the Merger; (b) filings made under applicable securities laws for the various states of the United States; and (c) the filing of a Certificate of Merger with the New York Secretary of State.

     4. Each of the Reorganization Agreement and the Ancillary Agreements has been duly authorized, executed and delivered by Retek, and is a valid and binding obligation of Retek, enforceable against Retek in accordance with it terms.

     5 .     The authorized capital stock of Retek consists of 60,000,000 shares of Retek Common Stock, $0.0001 par value (the "Retek Common Stock"), _________ of which are outstanding as of March __, 2000.

     6. The shares of Retek Common Stock that are issuable upon, and in exchange for, the outstanding shares of Common Stock of Logisoft in the Merger, when so issued in accordance with the terms and conditions of the Reorganization Agreement and the Ancillary Agreements, will be duly and validly issued, fully paid and non-assessable and issued in full compliance with applicable state and federal securities laws.

     7. Other than as set forth in the disclosure schedules to the Reorganization Agreement, we are not aware that:

(a) there are any claims, actions, suits, litigation, proceedings, controversies or investigations, pending or threatened, to which any of the ReTek Officers or ReTek is a party and which relates to the Retek Officers in their capacities as Retek Officers, ReTek or the shares of ReTek Common Stock;

(b) there are any claims, actions, suits, litigation, proceedings, controversies or investigations, pending or threatened, to which any of the Retek Officers or ReTek is a party or which relates to any of the Retek Officers or ReTek which questions the validity of the Reorganization Agreement or of any action taken or to be taken by ReTek or the Retek Officers, pursuant to or in connection with the provisions of the Reorganization Agreement and the transactions contemplated thereunder or which would otherwise prevent or hinder the consummation of such transactions;

(c) ReTek has been charged with or threatened with a charge of any violation, or is under investigation with respect to a possible violation of any provisions of any federal, state or local law or administrative ruling or regulation relating to any aspect of its business; or

(d) ReTek is a party or subject to any judgment, decree or order entered in any suit or proceeding brought by any governmental agency or by any other person enjoining it in respect of any business practice or the acquisition of any property or the conduct of business in any area.

     8. Neither the execution nor the delivery by Retek of the Reorganization Agreement or the Ancillary Agreements, nor the consummation of the transactions provided for therein, are in conflict with any provision of: (a) the Articles of Incorporation or Bylaws of Retek, as applicable, as currently in effect or
(b) any judgment, order or decree of any court or arbitrator to which Retek is a party or is subject ; or (c) to our knowledge, any agreement (including government contracts), indenture, mortgage, franchise, license, permit, lease or other instrument of any kind to which ReTEK or any of the ReTek Officers is a party or by which ReTek or any of the ReTek Officers or any of their respective assets is bound or affected.

                                   EXHIBIT  8.7
                                   ------------

                         REGISTRATION  RIGHTS  AGREEMENT

                         REGISTRATION  RIGHTS  AGREEMENT

     This  Registration  Rights Agreement (this "Agreement") is made and entered
                                                 ---------
into as of March ___, 2000, by and between Reconversion Technologies, Inc., a Delaware corporation (the "Company") and Robert Lamy, William Lamy, Mike Pruitt and Robert Ballard (who are collectively referred to herein as the "Shareholders" and individually referred to herein as a "Shareholder") and who
                                                           -----------
immediately prior to the Effective Time of the Merger (as defined below) are certain of the Principals (as defined in the Plan) of Logisoft Corp., a New York corporation ("Logisoft").
               --------

                                    RECITALS

          A. Each of the Shareholders, Logisoft, the Company and Retek Merger Corp., a New York corporation and a wholly-owned subsidiary of the
Company  ("Merger  Sub"),  have  entered  into  an  Agreement  and  Plan  of
           -----------
Reorganization  dated  as  of  March  ___, 2000, (the "Plan"), pursuant to which
                                                       ----
Merger Sub will merge with and into Logisoft in a reverse triangular merger, with Logisoft to be the surviving corporation of the merger (the "Merger").
                                                                       ------

          B.     As  a  condition  precedent  to the consummation of the Merger,
Section 8.7 of the Plan provides that the Shareholders shall have entered into a Registration Rights Agreement in the form of this Agreement with respect to the shares of the Company's Common Stock that are issued to the Shareholders in the Merger, subject to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:


                                      -81-
G:\UKL\LOGISOFT\Retek  Agreements\Reorganization  Agr\Reorganization  Agr6.wpd

     1.     Registration  Rights.  The  Company covenants and agrees as follows:
            --------------------

     1.1  Definitions.  For  purposes  of  this  Section  1:
          -----------

     a) The terms "register", "registered", and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and Regulation S-B thereunder, if available, and the declaration or ordering of effectiveness of such registration statement or document;

     b) The term "Registrable Securities" means the shares of Common Stock issued to the Shareholders pursuant to the Plan and any Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section I are not assigned pursuant to an effective registration statement or to the public pursuant to an exemption from registration requirements under the Securities Act;

     c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are Registrable Securities;

     d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section  1.11  hereof;

     e) The terms "Form SB-1" or "Form SB-2" mean such forms under Regulation S-B of the Securities Act as in effect on the date hereof or any comparable registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission ("SEC"); and

     1.2     Request  for Registration.      The Company intends to enter into a
             -------------------------
further agreement with the Holders of Registrable Securities pursuant to which such Holders shall be entitled to request that the Company effect a registration under the Securities Act of all Registrable Securities which the Holders request to be registered. The terms and conditions of such agreement shall be those typical of demand registration rights granted in mergers and reorganizations such as that described in the Plan. The parties agree to negotiate in good faith such terms and conditions promptly after the closing of the transaction contemplated in the Plan.

     1.3     Company Registration.  If (but without any obligation to do so) the
             --------------------
Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock or dividend reinvestment plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), after October 10, 2000 the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder received within thirty (30) days after mailing of such notice by the Company in accordance with Section 2.5, the Company shall, subject to the provisions of
Section 1.7, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

     1.4     Obligation  of the Company.  Whenever required under this Section 1
             --------------------------
to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

     a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days for the purpose of selling all stock or securities registered with the SEC.

     b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

     c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

     d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

     e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

     f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1 if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters on the date that the registration statement with respect to such securities becomes effective, (i) an opinion dated such date of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a "cold comfort" letter dated such date from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to title underwriters, if any, and to the Holders requesting registration of Registrable Securities.

     1.5     Furnish  Information.  It  shall  be  a  condition precedent to the
             --------------------
obligations of the Company to take any action pursuant to this Section I with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

     1.6.     Expenses  of Company Registration.  The Company shall bear and pay
              ------------ --------------------
all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to all registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.11), including without limitation all registration, filing, and qualification fees, printing and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders
                                             ---
selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

     1.7     Underwriting  Requirements.  In  connection  with  any  offering
             --------------------------
involving an underwriting of shares of the Company's capital stock, the Company shall not be required in any "piggy back" Registration under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders) but in no event unless mutually agreed to by all Shareholders shall (i) the amount of securities, including Registrable Securities and all other securities the holders of which have similar rights, of the selling shareholders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, or (ii) notwithstanding (i) above, any shares being sold by a shareholder exercising registration right similar to that granted in Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical, apportionment of securities of any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder", and any pro-rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder", as defined in this sentence.

     1.8     Delay of Registration.  No Holder shall have any right to obtain or
             ---------------------
seek any injunction restraining or otherwise delaying any such registration as a result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

     1.9     Indemnification.  In  the  event  any  Registrable  Securities  are
             ---------------
included  in  a  registration  statement  under  this  Section  1:

     a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities Joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation:): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.09(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

     b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, advisor, professional, agent, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.09(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.09(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided that in no event shall any indemnity under this subsection 1.09(b) exceed the gross proceeds from the offering received by such Holder.

     c)     Promptly  after  receipt  by an indemnified party under this Section
1.09 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.09, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such parties in the indemnified proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.09, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.09.

     d) If the indemnification provided for in this Section 1.09 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     f) The obligations of the Company and Holders under this Section 1.09 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

     1.10     Reports,  Under  Securities  Exchange Act of 1934.  With a view to
              -------------------------------------------------
making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

     a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days following the effective date of an initial registration filed by the Company for the offering of its securities to the general public;

     b) take such action as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

     c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and 1934 Act; and

     d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days following the effective date of an initial public offering of the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     1.11     Assignment  of  Registration  Rights.  The  rights  to  cause  the
              ------------------------------------
Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities provided the Company is within a reasonable time after such transfer furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under to the same extent as they were in the hands of the Holder.

     1.12     No Limitation on Subsequent Registration Rights.  The Company may,
              -----------------------------------------------
without the prior written consent of the Holders of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder registration rights, including without limitation the right (a) to include such securities in any registration filed under Section 1.2 hereof or
(b) to make a demand registration which could result in such registration statement being declared effective prior to January 1, 2003.

     1.13     "Market  Stand-Off"  or "Lock-Up" Agreement.  Each Investor hereby
              -------------------------------------------
agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided however, that:

     a) such agreement shall be applicable only to the first such registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

     b) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          1.14     Termination  of  Registration  Rights.   No  Holder  shall be
                   --------------------------------------
entitled to exercise any right provided for in this Section I after December 31, 2005; nor shall the Company be obligated to furnish the reports and information required by Section 1.10 after such date.

     2.     Miscellaneous
            -------------

     2.1     Successors  and  Assigns.  Except as otherwise provided herein, the
             -------------------------
terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of the Series A Preferred Stock or the Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     2.2     Governing Law.   This Agreement and all rights of the parties shall
             --------------
be governed by and construed under the laws of the State of New York without giving effect to principles of conflicts of laws.

     2.3     Counterparts.  This  Agreement  may  be  executed  in  two  or more
             -------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     2.4     Titles  and  Subtitles.  The  titles  and  subtitles  used  in this
             ----------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     2.5     Notice.  Unless  otherwise  provided,  any  noticed  required  or
             -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three
(3) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereto, or at such other address as such party may designate by ten (10) days advance written notice to the other parties.

     2.7     Amendments  and Waivers.  Any term of this Agreement may be amended
             -----------------------
and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.7 shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

     2.8     Severability.  If one or more provisions of this Agreement are held
             -------------
to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     2.9     Aggregation of Stock.  All shares of Registrable Securities held or
             --------------------
acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

     2.10     Entire  Agreement,  This Agreement (including the Exhibits hereto,
              -----------------
if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

             RECONVERSION  TECHNOLOGIES,  INC.


             By:_______________________________
             ________________,  President

             SHAREHOLDERS:

             _________________________________

             _________________________________

             _________________________________

             _________________________________


Attached  hereto.

                              EXHIBIT  8.8
                              ------------

                           VOTING  AGREEMENT

Agreement made by and among Robert Lamy, William Lamy and Robert Ballard, all of whom have a business address at 6805 Pittsford-Palmyra Road, Fairport, NY 14450 (collectively, the "Purchasers"), Michael Pruitt, Bruce Goldfarb, Darian
                            ----------
Road, Ltd., Michael Cimino, Corsica Marketing, Inc., Avenel Financial Group (collectively, the "Shareholders" and Reconversion Technologies, Inc. a Delaware
                    ------------
corporation  (the  "Corporation").
                    -----------

                         R  E  C  I  T  A  L  S:
                         -  -  -  -  -  -  -  -

I. As a result of the merger of Logisoft Corporation with a wholly-owned subsidiary of the Corporation on the date of this Agreement, the Purchasers have acquired 7,500,000 Shares of the $0.001 par value common stock of the Corporation ("Common Stock").

II. Each of the Purchasers and Shareholders now owns that number of the issued and outstanding shares of Common Stock set forth on Exhibit A to this Agreement.

III. In order to induce the Purchasers to cause the Corporation to enter into a merger agreement with the Corporation and its wholly-owned subsidiary, and shareholders agreed to vote certain of their shares of Common Stock as directed by the Purchasers, to enter into this Agreement, and to grant the Shareholders a proxy with respect to their shares of Common Stock, all as set forth in this Agreement.

IV. The Corporation believes it to be in its best interest that the merger described above been consummated, as a result, to enter into the provisions of this agreement relating to the Corporation.

NOW,  THEREFORE,  the  parties  agree  as  follows:

1.  Legend.  During the term of this Agreement, there shall be placed upon every
    ------
certificate  representing  the  Shares  the  following  legend:

This certificate and the shares represented hereby are subject to, and transfer of such shares is restricted by, the provisions of an agreement among the issuing corporation and certain of its shareholders dated March ___, 2000, and any amendments thereto, a copy of which agreement is on file at the principal office of the corporation.

Such legend will be removed in the case of the sale or transfer of any or all of the shares of a Shareholder or Purchaser, unless such sale or transfer shall be to an Affiliate, as such term is defined in Section 5.

2.  Voting of Shares.  During the term of this Agreement, each of the Purchasers
    ----------------
and Shareholders shall vote, or cause such Purchaser's or Shareholder's proxies to vote, his Shares as follows:

2.1  Board  of  Directors.  During  the  term  of  this  Agreement,  each of the
     --------------------
Purchasers and Shareholders shall vote, or cause his proxies to vote, his or its Shares so that the Corporation shall have a Board of Directors consisting of four (4) members or such greater number as the Purchasers and Shareholders shall unanimously agree.

2.2  Election  of  Directors.  During  the  term  of this Agreement, each of the
     -----------------------
Shareholders and Purchasers shall vote, or cause his or its proxies to vote, his or its Shares in favor of the election as a director of two (2) persons nominated by the Shareholders and two (2) persons nominated by the Purchasers, respectively and, in furtherance of the foregoing, to vote, or cause his or its proxies to vote, his or its Shares in favor of the exercise by either the Shareholders or Purchasers of any right of removal or replacement of a director nominated by the Shareholders or Purchasers, respectively. The persons to be elected as directors shall be identified by the Purchasers and Shareholders by oral nomination at, or written nomination submitted to the President or Secretary of the Corporation prior to, any meeting of Purchasers and Shareholders of the Company at which the election of directors takes place, or otherwise in accordance with the bylaws of the Corporation pertaining to the election of directors.

2.3  Other matters.  During the term of this Agreement, when a matter is brought
     -------------
before the shareholders of the Corporation for a vote or for their written consent which does not pertain to the election or removal of a director, each Purchaser and Shareholder may vote his or its Shares as he or it chooses.

2.4  Presence  at  Meetings.  Each  Shareholder  shall  be present in person, by
     ----------------------
proxy or by other authorized representative if permitted, at any properly noticed meeting of the Corporation's Shareholders or Board of Directors for the purpose of complying with his or its obligations under this Agreement.

3.  Exercise  by  Purchasers.  The  manner  in  which  any  of the rights of the
    ------------------------
Purchasers under this Agreement, including the rights to elect, remove and replace directors and the right to vote the shares of the Common Stock owned by the Shareholders, are to be exercised shall be determined by the holders of a majority of the aggregate number of shares of Common Stock owned by the Shareholders.

4.  Term.  This  Agreement  shall  terminate and shall be of no further force or
    ----
effect from and after the date on which none of the Purchasers owns any shares of the capital stock of the Corporation or, two (2) years from the date of the merger, whichever is earlier.

5.  Transfer.  Nothing  in this Agreement shall prohibit the transfer or sale of
    --------
any or all of the shares of Common Stock held by any Shareholder (a "Transferor"). However, if such transfer or sale is made to an Affiliate of the Transferor, the Affiliate shall assume the obligations of the Transferor hereunder. An Affiliate shall mean (a) any person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the Transferor; (b) any Person which is an officer, director, partner or trustee of, or serves in a similar capacity with respect to, the Transferor; (c) any Person which is directly or indirectly the owner of more than ten percent (10%) pf any class of equity securities of the Transferor; or (iv) the parents, siblings, children, stepchildren or spouse of the Transferor, or any trust for the benefit of such Person or Persons. For purposes of this Agreement, "Person" shall mean any individual, corporation, business trust, estate, trust, partnership, limited partnership, association, joint venture, limited liability company, governmental subdivision, agency or instrumentality or any other legal or commercial entity.

6.  Notices.  Any  notice required or permitted to be given under this Agreement
    -------
shall be in writing and shall be to have been duly given (i) upon hand delivery, or (ii) on the third day following delivery to the U.S. Postal Service as certified or registered mail, return receipt requested and postage prepaid, or
(iii) on the first day following delivery to a nationally recognized United States overnight courier service, fee prepaid, return receipt or other confirmation of delivery requested. Any such notice or communication shall be delivered or directed to the other parties at their addresses first set forth above or at such other address as may be designated by a party in a notice given to the other parties in accordance with the provisions of this paragraph.

7.  Specific  Performance.  The  parties hereto declare that it is impossible to
    ---------------------
measure in money the damages which will accrue to a party hereto, or to such party's successors, assigns or legal or personal representatives, by reason of the failure to perform any of the obligations under this Agreement. Therefore, if any party, his successors, assigns or legal or personal representatives, shall institute any action or proceeding, to enforce the provisions of this Agreement, any person or entity against whom such action or proceeding is brought hereby waives the claim or defense that money damages are an adequate remedy and that therefore the party instituting the action or proceeding is not entitled to specific performance of the terms of this Agreement.

8.  Miscellaneous.
    -------------

8.1 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their personal representatives, heirs, legatees, successors and assigns, to the extent permitted or provided hereunder.

8.2 No waiver of any of the provisions of this Agreement or any of the rights or remedies of the parties hereto shall be valid except if same be in writing and signed by the party charged therewith. A waiver of any one or more of the provisions hereof shall be limited to the particular instance specified in such writing, and shall not be deemed a continuing waiver of such provision or of any subsequent breach.

8.3 This Agreement constitutes the entire agreement of the parties and may not be modified except by a written agreement signed by each of the parties hereto. This Agreement supersedes any and all prior arrangements or agreements among the parties with respect to the subject matter hereof. All remedies provided herein shall be deemed to be in addition to and not in substitution for any other remedies provided by law.

8.4 If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other portion of this Agreement which shall be enforceable and carried out as if the unenforceable or invalid provisions were not contained herein.

8.5 The headings of the paragraphs herein are inserted for convenience only and do not constitute part of the Agreement.

8.6 This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall be deemed to constitute a single Agreement.

8.7 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its conflicts of laws principles.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement on March __, 2000.


RECONVERSION  TECHNOLOGIES, INC. SHAREHOLDERS:


By:_____________________________________________________________
Joel  C.  Holt,  PresidentMichael  Pruitt

PURCHASERS:________________________________
Darian  Road,  Ltd.

________________________________
Robert  Lamy


Avenel  Financial  Group

________________________________
William  Lamy

Bruce  Goldfarb

________________________________

________________________________
Robert  Ballard


________________________________
Michael  Cimino

________________________________
Corsica  Marketing,  Inc.

                                   EXHIBIT  A

                                  Shareholders


Name  of  ShareholderNumber  of  Shares
---------------------------------------

Michael  Pruitt               2,100,000

Bruce  Goldfarb                 500,000

Darin  Road,  Inc.              700,000

Aurnel  Financial  Group        700,000

Corsica  Marketing,  Inc.       600,000

Michael  Cimino                 500,000

Robert  Lamy                  2,925,000

William  Lamy                 1,875,000

Robert  Ballard                 600,000

                                   EXHIBIT  8.9A
                                   -------------

                         R.  LAMY  EMPLOYMENT  AGREEMENT


On  file  with  Retek.

                                   EXHIBIT  8.9B
                                   -------------

                         W.  LAMY  EMPLOYMENT  AGREEMENT


On  file  with  Retek.

                                    EXHIBIT  8.9C
                                    -------------

                         R.  BALLARD  EMPLOYMENT  AGREEMENT


On  file  with  Retek.

                                     EXHIBIT  9.5
                                     ------------

               FORM  OF  OPINION  OF  COUNSEL  TO  LOGISOFT  AND  PRINCIPALS



     NOTE: Except as otherwise defined below, all capitalized terms used below shall have the some meanings given to such terms in the Reorganization Agreement.

1. Logisoft Corp. ("Logisoft") is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

     2. Logisoft has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted, and to enter into the Reorganization Agreement dated as of ________, 2000 among Retek, Merger Sub, Logisoft, the Principals and certain other parties (the "Reorganization Agreement") and to perform its obligations thereunder. Each of
            --------------
the Principals has the requisite right, power and authority to enter into the Reorganization Agreement and any Ancillary Agreement applicable to such Principal and to perform such Principal's obligations thereunder.

     3. No government consents, approvals, authorizations, registrations, declarations or filings are required to be obtained by Logisoft or the Principals for the execution, delivery or performance by or on behalf of Logisoft or the Principals of the Reorganization Agreement or the Ancillary Agreements except such as have been obtained or made.

       4. Each of the Reorganization Agreement and the Ancillary Agreements has been duly authorized, executed and delivered by Logisoft and the Principals. All corporate action required to be taken by Logisoft's Board of Directors and shareholders to authorize Logisoft to enter into, execute and deliver the Reorganization Agreement and the Ancillary Agreements has been duly and validly taken. Each of the Principals has taken all action necessary to authorize such person to enter into, execute, deliver and perform such person's obligations under the Reorganization Agreement and any applicable Ancillary Agreement. Each of the Reorganization Agreement and the Ancillary Agreements is, to the extent applicable to them, a valid and binding obligation of Logisoft and each of the Principals, enforceable against them in accordance with its respective terms.

       5. The authorized capital stock of Logisoft consists of 200 shares of Logisoft Common Stock, of which _________ are issued, outstanding, and owned of record solely by the Principals. All presently outstanding shares of Logisoft's capital stock have been duly authorized and validly issued, and are fully paid and nonassessable. There are, to our knowledge, (a) no outstanding subscriptions, warrants, options, calls, claims, commitments, convertible securities or other agreements or arrangements under which Logisoft is or may be obligated to issue any shares of its capital stock, (b) no preemptive rights to subscribe for or to purchase capital stock of Logisoft, and (c) no outstanding rights to cause shares of Logisoft to be registered under the 1933 Act or under any other jurisdiction's securities laws. To our knowledge, no other party has any right to, or has made any claim of, ownership of shares of Logisoft and no other party has any right to, or has made any claim to, receive shares of Logisoft.

     6. Neither the execution and delivery of the Reorganization Agreement or the Ancillary Agreements nor the consummation of the transactions provided for therein are in conflict with any provision of: (a) the Articles of Incorporation or Bylaws of Logisoft currently in effect, (b) to our knowledge, any judgment, order or decree of any court or arbitrator to which Logisoft or any of the Principals is a party or is subject; or (c) to our knowledge, any agreement (including government contracts), indenture, mortgage, franchise, license, permit, lease or other instrument of any kind to which Logisoft or any of the Principals is a party or by which Logisoft or any of the Principals or any of their respective assets is bound or affected.

     7. To our knowledge, neither Logisoft nor the Principals is a party to any pending or threatened action, suit, labor dispute (including any union representation proceeding), proceeding, arbitration, mediation, investigation, or discrimination claim in or by any court or governmental board, commission, agency, department, or officer, or by any arbitrator, that if determined adversely to Logisoft or any such Principal, might reasonably be expected to have a material adverse effect on the present or future operations, business, prospects or financial condition of Logisoft. To our knowledge, neither Logisoft nor any of the Principals is subject to any order, writ, judgment, decree, or injunction.

                                     SCHEDULE  9.6

                                  REQUIRED  CONSENTS

Attached  hereto.

                                     EXHIBIT  9.13
                                     -------------

           PLAN  AND  AGREEMENT  OF  REORGANIZATION  (ESTOREFRONTS.NET  CORP.)


                AGREEMENT  AND  PLAN  OF  REORGANIZATION  BY  AND  AMONG
           RECONVERSION  TECHNOLOGIES,  INC.,  ROBERT  LAMY,  WILLIAM  LAMY,
         ROBERT BALLARD, WALTER ROB, JAMES TUSTY, DAVID WHITE, SCOTT FOX, DAVID
                              WILKERSON AND JEFF SORENSON


THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is entered into this 10th of March, 2000, by and among RECONVERSION TECHNOLOGIES, INC. , a Delaware corporation (hereinafter referred to as "Buyer"); and ROBERT LAMY, WILLIAM LAMY, ROBERT BALLARD, WALTER ROB, JAMES TUSTY, DAVID WHITE, SCOTT FOX, DAVID WILKERSON, JEFF SORENSON and MATHEW BAILEY or their assigns (hereinafter collectively referred to as "Seller"), being all of the shareholders of ESTOREFRONTS.NET CORP., a New York corporation (hereafter referred to as "Company").

WHEREAS, Seller is the owner of record and beneficially owns Four Million (4,000,000) shares of the issued and outstanding shares of Common Stock of the Company (the "Shares"); and

WHEREAS, the Shares represent 100% of all the issued and outstanding shares of the Company; and

WHEREAS, Seller desires to sell all of the Shares to Buyer, and Buyer desires to purchase the Shares, upon the terms and conditions set forth herein;

WHEREAS, the parties intend that the exchange of Shares for shares of Buyer's common stock, as contemplated herein, qualify as a tax free transaction under
Section  368  of  the  Internal  Revenue  Code;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, and subject to the accuracy of the representations and warranties of the parties, the parties hereto agree as follows:


                                        I.

                      SALE  AND  PURCHASE  OF  THE  SHARES
                      ------------------------------------

1.1  SALE  AND  PURCHASE.  Subject  to  the  terms and conditions hereof, at the
     -------------------
Closing (as defined in paragraph 1.2 below), Seller agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase from Seller, the Shares listed in Exhibit "A", attached hereto, which together constitute 100% of the issued and outstanding Shares of Common Stock of the Company.

1.2  CLOSING.  The  purchase  shall  be  consummated at a closing ("Closing") to
     -------
take place at 10:00 o'clock a.m., at the offices of Buyer's counsel on March 10, 2000 ("Closing Date").

1.3  PURCHASE  PRICE.  The  aggregate  purchase price ("Purchase Price") for the
     ---------------
Shares shall be Four Million Five Hundred Thousand (4,000,000) shares of common stock of the Buyer ("Buyer Shares"). The purchase price shall be paid at Closing by issuance and delivery of Buyer's Shares to Seller against receipt of certificates representing the Shares, duly endorsed for transfer to Buyer.

1.4  ALLOCATION  OF  SHARES.  All  shares  of  stock  of  Buyer to  be issued to
     ----------------------
Seller  pursuant  to  this
Agreement shall be issued to the respective Sellers in proportion to their respective ownership of stock of the Company as described in Exhibit "A" hereto.




                                       II.

                         REPRESENTATIONS  AND  WARRANTIES
                         --------------------------------

2.1  REPRESENTATIONS  AND  WARRANTIES  OF  SELLER.  Each  Seller  represents and
   ----------------------------------------------
warrants  to  Buyer  as  follows:

(a)  TITLE  TO  THE  SHARES.  At  Closing,  Seller  shall  own  of  record  and
     ----------------------
beneficially the number of the Shares listed in Exhibit "A", of the Company, free and clear of all liens, encumbrances, pledges, claims, options, charges and assessments of any nature whatsoever, with full right and lawful authority to transfer the Shares to Buyer. No person has any preemptive rights or rights of first refusal with respect to any of the Shares. There exists no voting agreement, voting trust, or outstanding proxy with respect to any of the Shares. There are no outstanding rights, options, warrants, calls, commitments, or any other agreements of any character, whether oral or written, with respect to the Shares.

(b)  AUTHORITY.   Seller  has  full  power  and  lawful authority to execute and
     ----------
deliver  the  Basic
Agreements and to consummate and perform the Transactions contemplated thereby. The Basic Agreements constitute (or shall, upon execution, constitute) valid and legally binding obligations upon Seller, enforceable in accordance with their terms. Neither the execution and delivery of the Basic Agreements by Seller, nor the consummation and performance of the Transactions contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any agreement by which Seller is a party or by which Seller or any of his respective properties or assets are bound or affected.

(c)  INVESTMENT  INTENT.   Seller  is  acquiring  the  Buyer  Shares for his own
     -------------------
account, for investment purposes only, and not with a view to the sale or distribution of any part thereof, and Seller has no present intention of selling, granting participation in, or otherwise distributing the same. Seller understands the specific risks related to an investment in the Buyer Shares, especially as it relates to the financial performance of the Company.

2.1  REPRESENTATIONS  AND  WARRANTIES  OF  COMPANY.   The Company represents and
     ----------------------------------------------
warrants
to  Buyer  as  follows:

(a)  ORGANIZATION.  The  Company  is  a  corporation  duly incorporated, validly
     ------------
existing and in good standing under the laws of the state of New York. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction where its ownership of property or operation of its business requires qualification.

(b)  AUTHORIZED  CAPITALIZATION.  The  authorized  capitalization of the Company
     --------------------------
consists of _______ Million (____________) shares of Common Stock, $.____ par value, of which Four Million (4,000,000) shares have been issued and are outstanding. The Shares have been duly authorized, validly issued, are fully paid and nonassessable with no personal liability attaching to the ownership thereof and were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws. The Company does not have any outstanding rights, options, warrants, calls, commitments, conversion or any other agreements of any character, whether oral or written, obligating it to issue any shares of its capital stock, whether authorized or not. The Company is not a party to and is not bound by any agreement, contract, arrangement or understanding, whether oral or written, giving any person or entity any interest in, or any right to share, participate in or receive any portion of, the Company's income, profits or assets, or obligating the Company to distribute any portion of its income, profits or assets.

(c) AUTHORITY.    The Company has full power and lawful authority to execute and
    ----------
deliver the Basic Agreements and to consummate and perform the Transactions contemplated thereby. The Basic Agreements constitute (or shall, upon execution, constitute) valid and legally binding obligations upon the Company, enforceable in accordance with their terms. Neither the execution and delivery of the Basic Agreements by the Company, nor the consummation and performance of the Transactions contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any agreement by which the Company is a party or by which the Company or any of its properties or assets are bound or affected.

(d)  COMPANY  FINANCIAL  STATEMENTS.  The  Company  Financial  Statements  are
     ------------------------------
complete in all material respects, were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and fairly present the financial position of the Company as of December 31, 1999.

(e)  NO  UNDISCLOSED  LIABILITIES.  Except as set forth in the Company Financial
     ----------------------------
Statements previously delivered to Buyer and as set forth on Exhibit "B", Seller is not aware of any liabilities for which the Company is liable or will become liable in the future.

(f)  TAXES.  The  Company  has  filed  all  federal,  state, local tax and other
     -----
returns and reports which were required to be filed with respect to all taxes, levies, imposts, duties, licenses and registration fees, charges or withholdings of every nature whatsoever ("Taxes"), and their exists a substantial basis in law and fact for all positions taken in such reports. No waivers of periods of limitation are in effect with respect to any taxes arising from and attributable to the ownership of properties or operations of the business of the Company.

(g)  PROPERTIES.  The  Company has good and marketable title to all its personal
     ----------
property, equipment, processes, patents, copyrights, trademarks, franchises, licenses and other properties and assets (except for items leased or licensed to the Company), including all property reflected in the Company Financial Statements (except for assets reflected therein which have been sold in the normal course of its business where the proceeds from such sale or other disposition have been properly accounted for in the financial statements of the Company), in each case free and clear of all liens, claims and encumbrances of every kind and character, except as set forth in Exhibit "C". The Company has no ownership interest in any real property. The assets and properties owned, operated or leased by the Company and used in its business are in good operating condition in all material respects, reasonable wear and tear excepted, and suitable for the uses for which intended.

(h)  BOOKS  AND  RECORDS.  The books and records of the Company are complete and
     -------------------
correct in all material respects, have been maintained in accordance with good business practices and accurately reflect in all material respects the business, financial condition and results of operations of the Company as set forth in the Company Financial Statements.

(i)  INSURANCE.  Exhibit  "D"  contains  an accurate and complete list and brief
     ---------
description of all performance bonds and policies of insurance, including fire and extended coverage, general liability, workers compensation, products liability, property, and other forms of insurance or indemnity bonds held by the Company. The Company is not in default with respect to any provisions of any such policy or indemnity bond and has not failed to give any notice or present any claim thereunder in due and timely fashion. All policies of insurance and bonds are: (1) in full force and effect; (2) are sufficient for compliance by the Company with all requirements of law and of all agreements and instruments to which the Company is a party; (3) are valid, outstanding and enforceable; (4) provide adequate insurance coverage for the assets, business and operations of the Company in amounts at least equal to customary coverage in the Company's industry; (5) will remain in full force and effect through the Closing; and (6) will not be affected by, and will not terminate or lapse by reason of, the transactions contemplated by this Agreement.

(j)  MATERIAL CONTRACTS.  Except as set forth in Exhibit "E", the Company has no
     ------------------
purchase, sale, commitment, or other contract, the breach or termination of which would have a materially adverse effect on the business, financial condition, results of operations, assets, liabilities, or prospects of the Company.

(k)  AUTHORIZATIONS.  The  Company has no licenses, permits, approvals and other
     --------------
authorizations from any governmental agencies and any other entities that are necessary for the conduct of its business, except as set forth in Exhibit "F" which contains a list of all licenses, permits, approvals, and other authorizations, as well as a list of all copyrights, patents, trademarks, tradenames, servicemarks, franchises, licenses and other permits, each of which is valid and in full force and effect.

(l)  NO  POWERS  OF  ATTORNEY.  The Company has no powers of attorney or similar
     ------------------------
authorizations  outstanding.

(m)  COMPLIANCE  WITH  LAWS.  The  Company  is  not in violation of any federal,
     ----------------------
state, local or other law, ordinance, rule or regulation applicable to its business, and have not received any actual or threatened complaint, citation or notice of violation or investigation from any governmental authority.

(n)  COMPLIANCE  WITH ENVIRONMENTAL LAWS.  The Company is in compliance with all
     -----------------------------------
applicable pollution control and environmental laws, rules and regulations. The Company has no environmental licenses, permits and other authorizations held by the Company relative to compliance with environmental laws, rules and regulations.

(o)  NO LITIGATION.  There are no material actions, suits, claims, complaints or
     -------------
proceedings pending or threatened against the Company, at law or in equity, or before or by any governmental department, commission, court, board, bureau, agency or instrumentality; and there are no facts which would provide a valid basis for any such action, suit or proceeding. There are no orders, judgments or decrees of any governmental authority outstanding which specifically apply to the Company or any of its assets.

(p)  VALIDITY.  All  contracts,  agreements,  leases  and  licenses to which the
     --------
Company is a party or by which it or any of its properties or assets are bound or affected, are valid and in full force and effect; and no breach or default exists, or upon the giving of notice or lapse of time, or both, would exist, on the part of the Company or by any other party thereto.

(q)  NO  ADVERSE CHANGES.  Since December 31, 1999, there have been no actual or
     -------------------
threatened developments of a nature that is materially adverse to or involves any materially adverse effect upon the business, financial condition, results of operations, assets, liabilities, or prospects of the Company.

(s)  FULL  DISCLOSURE.  All  statements  of  Company  contained  in  the  Basic
     ----------------
Agreements  and  in any other written documents delivered by or on behalf of the
     ---
Company to Buyer are true and correct in all material respects and do not omit any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made. There are no facts known to Company which could have a materially adversely affect upon the business, financial condition, results of operations, assets, liabilities, or prospects of the Company, which have not been disclosed to Buyer in the Basic Agreements.

3.  REPRESENTATIONS  AND  WARRANTIES OF BUYER.  Buyer represents and warrants to
    -----------------------------------------
Seller  and  Company  as  follows:

(a)  ORGANIZATION.  The  Buyer  is  a  corporation  duly  incorporated,  validly
     ------------
existing  and  in  good  standing  under the laws of the state of Delaware.  The
     -
Buyer has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business. The Buyer is duly qualified and in good standing as a foreign corporation in each jurisdiction where its ownership of property or operation of its business requires qualification.

(b)  AUTHORIZED  CAPITALIZATION.  The  authorized capitalization of the Buyer at
     --------------------------
Closing will consist of Sixty Million (60,000,000) shares of Common Stock, $.0001 par value, of which Eighteen Million Four Hundred and Sixty-Two Thousand Five Hundred and Fifty-Three (18,462,553) shares will be issued and outstanding. All shares have been duly authorized, validly issued, are fully paid and nonassessable with no personal liability attaching to the ownership thereof and were offered, issued, sold and delivered by the Buyer in compliance with all applicable state and federal laws. Buyer is not a party to and is not bound by any agreement, contract, arrangement or understanding, whether oral or written, giving any person or entity any interest in, or any right to share, participate in or receive any portion of, the Buyer's income, profits or assets, or obligating the Buyer to distribute any portion of its income, profits or assets.

(c)  AUTHORITY.  Buyer  has  full  power  and  lawful  authority  to execute and
     ---------
deliver the Basic Agreements and to consummate and perform the Transactions contemplated thereby. The Basic Agreements constitute (or shall, upon execution, constitute) valid and legally binding obligations upon Buyer, enforceable in accordance with their terms. Neither the execution and delivery of the Basic Agreements by Buyer, nor the consummation and performance of the Transactions contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any agreement by which Buyer is a party or by which Buyer or any of its respective properties or assets are bound or affected.

(d)  BUYER'S  FINANCIAL  STATEMENTS.  The  Buyer's  Financial  Statements  are
     ------------------------------
complete, were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and fairly present the financial position of the Buyer as of September 30, 1999.

(e)  NO  UNDISCLOSED  LIABILITIES.  Except as set forth in the Buyer's Financial
     ----------------------------
Statements previously delivered to Seller and as set forth on Exhibit "G", Buyer is not aware of any material liabilities for which the Buyer is liable or will become liable in the future.

(f)  TAXES.  Except  as  set  forth  in  Exhibit  "H",  the  Buyer has filed all
     -----
federal, state, local tax and other returns and reports which were required to be filed with respect to all taxes, levies, imposts, duties, licenses and registration fees, charges or withholdings of every nature whatsoever ("Taxes"), and their exists a substantial basis in law and fact for all positions taken in such reports. No waivers of periods of limitation are in effect with respect to any taxes arising from and attributable to the ownership of properties or operations of the business of the Company.

(g)  PROPERTIES.  The  Buyer  has  good and marketable title to all its personal
     ----------
property, equipment, processes, patents, copyrights, trademarks, franchises, licenses and other properties and assets (except for items leased or licensed to the Buyer), including all property reflected in the Buyer's Financial Statements (except for assets reflected therein which have been sold in the normal course of its business where the proceeds from such sale or other disposition have been properly accounted for in the financial statements of the Buyer), in each case free and clear of all liens, claims and encumbrances of every kind and character, except as set forth in Exhibit "I". The Buyer has no ownership interest in any real property. The assets and properties owned, operated or leased by the Buyer and used in its business are in good operating condition, reasonable wear and tear excepted, and suitable for the uses for which intended.

(h)  BOOKS  AND  RECORDS.  The  books  and records of the Buyer are complete and
     -------------------
correct in all material respects, have been maintained in accordance with good business practices and accurately reflect in all material respects the business, financial condition and results of operations of the Buyer as set forth in the Buyer's Financial Statements.

(i)  INSURANCE.  Exhibit  "J"  contains  an accurate and complete list and brief
     ---------
description of all performance bonds and policies of insurance, including fire and extended coverage, general liability, workers compensation, products liability, property, and other forms of insurance or indemnity bonds held by the Buyer. The Buyer is not in default with respect to any provisions of any such policy or indemnity bond and has not failed to give any notice or present any claim thereunder in due and timely fashion. All policies of insurance and bonds are: (1) in full force and effect; (2) are sufficient for compliance by the Buyer with all requirements of law and of all agreements and instruments to which the Buyer is a party; (3) are valid, outstanding and enforceable; (4) provide adequate insurance coverage for the assets, business and operations of the Buyer in amounts at least equal to customary coverage in the Buyer's industry; (5) will remain in full force and effect through the Closing; and (6) will not be affected by, and will not terminate or lapse by reason of, the transactions contemplated by this Agreement.

(j)  TRANSACTIONS WITH CERTAIN PERSONS.  Except as disclosed in Exhibit "K", the
     ---------------------------------
Buyer has no outstanding agreement, understanding, contract, lease, commitment, loan or other arrangement with any officer, director or 10% shareholder of the Buyer or any Affiliate (as defined herein) of any such person. For purposes of this Agreement, the term "Affiliate" shall be defined as follows: An Affiliate of a specified Person is (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such specified person, (ii) any Person which is an officer, director, partner or trustee of, or serves in a similar capacity with respect to, such specified Person, (iii) any Person which is directly or indirectly the owner of more than ten percent (10%) of any class of equity securities of such specified Person and (iv) the parents, siblings, children or spouse of such specified Person. Additionally, for purposes of this Agreement, the term "Person" shall mean: Any individual, corporation, business trust, estate, trust, partnership, limited partnership, association, joint venture, limited liability company, governmental subdivision, agency or instrumentality or any other legal or commercial entity."

(k)  MATERIAL  CONTRACTS.  The Buyer has no purchase, sale, commitment, or other
     -------------------
contract, the breach or termination of which would have a materially adverse effect on the business, financial condition, results of operations, assets, liabilities, or prospects of the Buyer.

(l)  AUTHORIZATIONS.  The  Buyer  has  no licenses, permits, approvals and other
     --------------
authorizations from any governmental agencies and any other entities that are necessary for the conduct of its business, except as set forth in Exhibit "L" which contains a list of all licenses, permits, approvals, and other authorizations, as well as a list of all copyrights, patents, trademarks, tradenames, servicemarks, franchises, licenses and other permits, each of which is valid and in full force and effect.

(m)  NO  POWERS  OF  ATTORNEY.  The  Buyer  has no powers of attorney or similar
     ------------------------
authorizations  outstanding.

(n)  COMPLIANCE  WITH  LAWS.  The  Buyer  is  not,  and  as  a  result  of  the
     ----------------------
transactions contemplated hereby, will not be, in violation of any federal, state, local or other law, ordinance, rule or regulation applicable to its business, and has not received any actual or threatened complaint, citation or notice of violation or investigation from any governmental authority, including the Securities and Exchange Commission.

(o)  COMPLIANCE  WITH  ENVIRONMENTAL  LAWS.  The Buyer is in compliance with all
     -------------------------------------
applicable pollution control and environmental laws, rules and regulations. The Buyer has no environmental licenses, permits and other authorizations held by the Buyer relative to compliance with environmental laws, rules and regulations.

(p)  LITIGATION.  Except  as  disclosed  in  Exhibit  "M", there are no material
     ----------
actions, suits, claims, complaints or proceedings pending or threatened against the Buyer, at law or in equity, or before or by any governmental department, commission, court, board, bureau, agency or instrumentality; and there are no facts which would provide a valid basis for any such action, suit or proceeding. There are no orders, judgments or decrees of any governmental authority outstanding which specifically apply to the Company or any of its assets.

(q)  VALIDITY.  All  contracts,  agreements,  leases  and  licenses to which the
     --------
Buyer is a party or by which it or any of its properties or assets are bound or affected, are valid and in full force and effect; and no breach or default exists, or upon the giving of notice or lapse of time, or both, would exist, on the part of the Buyer or by any other party thereto.

(r)  FINANCIAL  CONDITION.  At  Closing,  the  Buyer's  assets  shall consist of
     --------------------
$5,000,000 in cash, a note receivable in the amount of $720,000 and an agreement to acquire to Logisoft Corp, and the Buyer's accrued but unpaid liabilities shall not exceed $1,000 at Closing.

(s)  FULL DISCLOSURE.  All statements of Buyer contained in the Basic Agreements
     ---------------
and in any other written documents delivered by or on behalf of the Buyer to Seller are true and correct in all material respects and do not omit any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made. There are no facts known to Buyer which could have a materially adversely affect upon the business, financial condition, results of operations, assets, liabilities, or prospects of the Buyer, which have not been disclosed to Buyer in the Basic Agreements.


                                      III.

                                   COVENANTS
                                   ---------

3.1  COVENANTS  OF  COMPANY.  Company  covenants  and  agrees that from the date
     ----------------------
hereof  to  the  Closing  without  the  prior  written  consent  of  Buyer:

(a)  ORDINARY  COURSE  OF  BUSINESS.  Company  will  operate the business of the
     ------------------------------
Company only in the ordinary course and will use their best efforts to preserve the Company's business, organization, goodwill and relationships with persons having business dealings with them.

(b)  MAINTAIN  PROPERTIES.   Company  will  maintain  its  properties  in  good
     --------------------
working order, repair and condition (reasonable wear and use excepted) and cause
     -
the Company to take all steps reasonably necessary to maintain in full force and effect its patents, trademarks, servicemarks, trade names, brand names, copyrights and other intangible assets.

(c)  COMPENSATION.  Company  will  not  (1)  enter  into or alter any employment
     ------------
agreements; (2) grant any increase in compensation other than normal merit increases consistent with the Company's general prevailing practices to any officer or employee; or (3) enter into or alter any labor or collective bargaining agreement or any bonus or other employee fringe benefit.

(d)  NO  INDEBTEDNESS.   Company  will  not  create, incur, assume, guarantee or
     ----------------
otherwise become liable with respect to any obligation for borrowed money, indebtedness, capitalized lease or similar obligation, except in the ordinary course of business consistent with past practices where the entire net proceeds thereof are deposited with and used by and in connection with the business of the Company.

(e)  MAINTAIN  BOOKS.  Company  will maintain its books, accounts and records in
     ---------------
the usual, regular ordinary and sound business manner and in accordance with generally accepted accounting principles applied on a basis consistent with past practices.

(f)  NO  AMENDMENTS.  Company will not amend its corporate charter or bylaws (or
     --------------
similar documents) without prior consent of Buyer and Company will maintain their corporate existence, licenses, permits, powers and rights in full force and effect.

(g)  TAXES  AND  ACCOUNTING  MATTERS.  Company  will  file when due all federal,
     -------------------------------
state and local tax returns and reports which shall be accurate and complete, including but not limited to income, franchise, excise, ad valorem, and other taxes with respect to its business and properties, and to pay as they become due all taxes or assessments, except for taxes for which adequate reserves are established and which are being contested in good faith by appropriate proceedings. Company will not change their accounting methods or practices or any depreciation, amortization or inventory valuation policies or practices.

(h)  NO  DISPOSITION  OR ENCUMBRANCE.  Except in the ordinary course of business
     -------------------------------
consistent with past practice. Company will not (1) dispose of or encumber any of its properties and assets, (2) discharge or satisfy any lien or encumbrance or pay any obligation or liability (fixed or contingent) except for previously scheduled repayment of debt, (3) cancel or compromise any debt or claim, (4) transfer or grant any rights under any concessions, leases, licenses, agreements, patents, inventions, proprietary technology or process, trademarks, servicemarks or copyrights, or with respect to any know-how, or (5) enter into or modify in any material respect or terminate any existing license, lease, or contract.

(i)  INSURANCE.  Company  will  maintain  in  effect  all  its current insurance
     ---------
policies.

(j)  NO SECURITIES ISSUANCES.  Company will not issue any shares of any class of
     -----------------------
capital stock, or enter into any contract, option, warrant or right calling for the issuance of any such shares of capital stock, or create or issue any securities convertible into any securities of the Company except for the transactions contemplated herein.

(k)  NO  DIVIDENDS.  Company will not declare, set aside or pay any dividends or
     -------------
other  distributions  of  any  nature  whatsoever.

(l)  CONTRACTS.  Company  will not enter into or assume any contract, agreement,
     ---------
obligation, lease, license, or commitment except in the ordinary course of business consistent with past practice or as contemplated by this Agreement.

(m)  NO  BREACH.  Company  will not do any act or omit to do any act which would
     ----------
cause  a  breach  of  any  contract,  commitment  or  obligation of the Company.

(n)  DUE  COMPLIANCE.  Company will not comply with all laws, regulations, rules
     ---------------
and  ordinances  applicable  to  it  and  to  the  conduct  of  its  business.

(o)  NO  WAIVERS  OF  RIGHTS.  Company  will  not  amend, terminate or waive any
     -----------------------
material  right  whether  or  not  in  the  ordinary  course  of  business.

(p)  CAPITAL  COMMITMENTS.   Company will not make or commit to make any capital
     --------------------
expenditure,  capital  addition  or  capital  improvement.

(q)  NO  RELATED  PARTY  TRANSACTIONS.  Company  will  not make any loans to, or
     --------------------------------
enter into any transaction, agreement, arrangement or understanding or any other nature with, any officer, director or employee of the Company.

(r)  NOTICE  OF  CHANGE.  Company  will  promptly advise Buyer in writing of any
     ------------------
material adverse change, or the occurrence of any event which involves any substantial possibility of a material adverse change, in the business, financial condition, results of operations, assets, liabilities or prospects of the Company.

(s)  CONSENTS.  Company  will  use  its,  best  good faith efforts to obtain the
     --------
consent or approval of each person or entity whose consent or approval is required for the consummation of the Transactions contemplated hereby and to do all things necessary to consummate the Transactions contemplated by the Basic Agreements.

3.2  COVENANTS OF BUYER. Buyer covenants and agrees that from the date hereof to
   --------------------
the  Closing  without  the  prior  written  consent  of  Seller:

(a)  ORDINARY  COURSE  OF  BUSINESS.  Buyer  will  operate  the  business in the
     ------------------------------
ordinary course and will use their best efforts to preserve the Company's business, organization, goodwill and relationships with persons having business dealings with them.

(b)  MAINTAIN  PROPERTIES.  Buyer  will  maintain  all of its properties in good
     --------------------
working order, repair and condition (reasonable wear and use excepted) and cause all steps reasonably necessary to maintain in full force and effect its patents, trademarks, servicemarks, trade names, brand names, copyrights and other intangible assets.

(c)  COMPENSATION.  Buyer  will  not  (1)  enter  into  or  alter any employment
     ------------
agreements; (2) grant any increase in compensation other than normal merit increases consistent with the Company's general prevailing practices to any officer or employee; or (3) enter into or alter any labor or collective bargaining agreement or any bonus or other employee fringe benefit.

(d)  NO  INDEBTEDNESS.  Buyer  will  not  create,  incur,  assume,  guarantee or
     ----------------
otherwise become liable with respect to any obligation for borrowed money, indebtedness, capitalized lease or similar obligation, except in the ordinary course of business consistent with past practices where the entire net proceeds thereof are deposited with and used by and in connection with the business of the Company.

(e)  MAINTAIN BOOKS.  Buyer will maintain its books, accounts and records in the
     --------------
usual, regular ordinary and sound business manner and in accordance with generally accepted accounting principles applied on a basis consistent with past practices.

(f)  NO  AMENDMENTS.  Buyer  will  not amend its corporate charter or bylaws (or
     --------------
similar documents) without prior consent of Seller and will cause the Company to maintain its corporate existence, licenses, permits, powers and rights in full force and effect.

(g)  TAXES  AND ACCOUNTING MATTERS.  Buyer will file when due all federal, state
     -----------------------------
and local tax returns and reports which shall be accurate and complete, including but not limited to income, franchise, excise, ad valorem, and other taxes with respect to its business and properties, and to pay as they become due all taxes or assessments, except for taxes for which adequate reserves are established and which are being contested in good faith by appropriate proceedings. Buyer will not permit the Company to change their accounting methods or practices or any depreciation, amortization or inventory valuation policies or practices.

(h)  NO  DISPOSITION  OR ENCUMBRANCE.  Except in the ordinary course of business
     -------------------------------
consistent with past practice, Buyer will not (1) dispose of or encumber any of its properties and assets, (2) discharge or satisfy any lien or encumbrance or pay any obligation or liability (fixed or contingent) except for previously scheduled repayment of debt, (3) cancel or compromise any debt or claim, (4) transfer or grant any rights under any concessions, leases, licenses, agreements, patents, inventions, proprietary technology or process, trademarks, servicemarks or copyrights, or with respect to any know-how, or (5) enter into or modify in any material respect or terminate any existing license, lease, or contract.

(i)  INSURANCE.  Buyer  will  maintain  in  effect  all  its  current  insurance
     ---------
policies.

(j)  NO  DIVIDENDS.  Buyer  will  not declare, set aside or pay any dividends or
     -------------
other  distributions  of  any  nature  whatsoever.

(k)  CONTRACTS.  Buyer  will  not  enter into or assume any contract, agreement,
     ---------
obligation, lease, license, or commitment except in the ordinary course of business consistent with past practice or as contemplated by this Agreement.

(l)  NO  BREACH.  Buyer  will  not  do any act or omit to do any act which would
     ----------
cause  a  breach  of  any  contract,  commitment  or  obligation.

(m)  DUE  COMPLIANCE.  Buyer  will  comply with all laws, regulations, rules and
     ---------------
ordinances  applicable  to  it  and  to  the  conduct  of  its  business.

(n)  CAPITAL  COMMITMENTS.  Buyer  will  not  make or commit to make any capital
     --------------------
expenditure,  capital  addition  or  capital  improvement.

(o)  NOTICE  OF  CHANGE.  Buyer  will  promptly  advise Seller in writing of any
     ------------------
material adverse change, or the occurrence of any event which involves any substantial possibility of a material adverse change, in the business, financial condition, results of operations, assets, liabilities or prospects of the Buyer.

(p)  CONSENTS.  Buyer will use its best good faith efforts to obtain the consent
     --------
or approval of each person or entity whose consent or approval is required for the consummation of the Transactions contemplated hereby and to do all things necessary to consummate the Transactions contemplated by the Basic Agreements.

                                      IV.

                          CONDITIONS  PRECEDENT  TO  THE
                         OBLIGATIONS  OF  BUYER  TO  CLOSE
                         ---------------------------------

The obligation of Buyer to close the Transactions contemplated hereby is subject to the fulfillment by Seller prior to Closing of each of the following conditions, which may be waived in whole or in part by Buyer:

4.1  COMPLIANCE  WITH  REPRESENTATIONS,  WARRANTIES  AND  COVENANTS.  The
     --------------------------------------------------------------
representations and warranties of Seller contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made at the Closing. Seller shall have performed all agreements, covenants and conditions required to be performed by Seller prior to the Closing.

4.2  NO  ADVERSE  CHANGE.  There  shall  have been no event which has had or may
     -------------------
have a material adverse effect upon the business, financial condition, results of operation, assets, liabilities or prospects of the Company.

4.3  NO  LEGAL  PROCEEDINGS.  No  suit,  action or other legal or administrative
     ----------------------
proceeding before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the Transactions contemplated hereby.

4.4  DOCUMENTS  TO  BE  DELIVERED  BY  SELLER.  Seller  shall have delivered the
     ----------------------------------------
following  documents:

(a) Stock certificates representing all of the Shares, duly endorsed to Buyer and in blank or accompanied by duly executed stock powers, copies of which are attached as Exhibit "A".

(b) A copy of (i) the Certificate of Incorporation of the Company, certified as correct by the Company; and (ii) the Bylaws of the Company certified as correct by the Company; and (iii) a certificate of the New York Tax Commission, Franchise Tax Division, to the effect that the Company is in good standing and has paid all franchise taxes in such state, all as attached hereto as Exhibit "N";

(c) All corporate and other records of or applicable to the Company included but not limited to, current and up-to-date minute books, stock transfer books and registers, books of accounts, leases and material contracts.

(d)Such other documents or certificates as shall be reasonably required by Buyer or its counsel in order to close and consummate this Agreement.

                                       V.

                         CONDITIONS  PRECEDENT  TO  THE
                       OBLIGATIONS  OF  SELLER  TO  CLOSE
                       ----------------------------------

The obligation of Seller to close the Transactions is subject to the fulfillment prior to Closing of each of the following conditions, any of which may be waived in whole or in part by Seller:

5.1  COMPLIANCE  WITH  REPRESENTATIONS,  WARRANTIES  AND  COVENANTS.  The
   ----------------------------------------------------------------
representations and warranties made by Buyer in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at the Closing with the same force and effect as if made at the Closing, and Buyer shall have performed all agreements, covenants and conditions required to be performed by Buyer prior to the Closing.

5.2  NO  LEGAL  PROCEEDINGS.  No  suit,  action or other legal or administrative
     ----------------------
proceedings before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the Transactions contemplated hereby.

5.3.  DOCUMENTS  TO  BE  DELIVERED  BY  BUYER.
      ----------------------------------------

(a) A copy of (i) the Articles of Incorporation of the Buyer, certified as correct by theBuyer; and (ii) the Bylaws of the Buyer certified as correct by the Buyer; and (iii) a certificate of the Delaware Tax Commission, Franchise Tax Division, to the effect that the Buyer is in good standing and has paid all franchise taxes in such state.

(b) All corporate and other records of or applicable to the Buyer included but not limited to, current and up-to-date minute books, stock transfer books and registers, books of accounts, leases and material contracts.

(c) Such other documents or certificates as shall be reasonably required by Buyer or its counsel in  order  to  close  and  consummate  this  Agreement.

5.4PAYMENTS.  Seller  shall  have  received  from  Buyer  all Common Stock to be
   --------
issued  at  the  Closing  by  Buyer.


5.5NO  ADVERSE CHANGE.  There shall have been no event which has had or may have
   -------------------
a  material  adverse
effect upon the business, financial condition, results of operation, assets, liabilities or prospects of the Buyer.


                                     VI.

                     MODIFICATION,  WAIVERS,  TERMINATION
                                AND  EXPENSES
                                -------------

6.1MODIFICATION.  Buyer  and  Seller  may  amend,  modify  or  supplement  this
   ------------
Agreement  in  any  manner  as  they  may  mutually  agree  in  writing.


6.2WAIVERS.  Buyer  and  Seller  may  in  writing  extend  the time for or waive
   -------
compliance by the other with any of the covenants or conditions of the other contained herein.

6.3TERMINATION  AND  ABANDONMENT.  This  Agreement  may  be  terminated  and the
   -----------------------------
purchase  of  the  Shares  may  be  abandoned  before  the  Closing:

(a)  By  the  mutual  consent  of  Seller  and  Buyer;

(b) By Buyer, if the representations and warranties of Seller set forth herein shall not be accurate, or the conditions precedent set forth in Article IV shall have not have been satisfied, in all material respects; or

(c) By Seller, if the representations and warranties of Buyer set forth herein shall not be accurate, or the conditions precedent set forth in Article V shall not have been satisfied in all material respects.

Termination shall be effective on the date of receipt of written notice specifying the reasons therefor.


                                        VII.

                                  MISCELLANEOUS
                                  -------------

     7.1     REPRESENTATIONS  AND  WARRANTIES  TO  SURVIVE.  Unless  otherwise
             ---------------------------------------------
provided, all of the representations and warranties contained in this Agreement and in any certificate, exhibit or other document delivered pursuant to this Agreement shall survive the Closing for a period of two (2) years. No investigation made by any party hereto or their representatives shall constitute a waiver of any representation or warranty, and no such representation or warranty shall be merged into the Closing.

     7.2     BINDING  EFFECT  OF THE BASIC AGREEMENTS.  The Basic Agreements and
             ----------------------------------------
the certificates and other instruments delivered by or on behalf of the parties pursuant thereto, constitute the entire agreement between the parties. The terms and conditions of the Basic Agreements shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successor and assigns of the parties hereto. Nothing in the Basic Agreements, expressed or implied, confers any rights or remedies upon any party other than the parties hereto and their respective heirs, legal representatives and assigns.

     7.3     APPLICABLE  LAW.  The  Basic  Agreements  are made pursuant to, and
             ---------------
will  be  construed  under,  the  laws  of  the  State  of  New  York.

     7.4     NOTICES.  All  notices,  requests, demands and other communications
             -------
hereunder shall be in writing and will be deemed to have been duly given when delivered or mailed, first class postage prepaid:

     (a)     If  to  Seller,  to:

                                 Mr.  Robert  Lamy
                                 ESTOREFRONT.NET  CORP.
                                 6605  Pittsford-Palmyra  Rd.
                                 Fairport,  NY   14450
                                 Telephone:  (716)  223-3610
                                 Fax:  (716)  223-4025



     (b)     If  to  Buyer,  to:

                                 Mr.  Joel  Holt
                                 Reconversion  Technologies,  Inc.
                                 30  Garfield  Street,  Suite  B
                                 Asheville,  NC   28803
                                 Telephone:  (800)  635-5765
                                 Fax:  (828)  255-8328

     With  a  copy  to:

                                 Mr.  G.  David  Gordon
                                 G.  David  Gordon  &  Associates,  P.C.
                                 One  Memorial  Place
                                 7633  East  63rd  Place,  Suite  210
                                 Tulsa,  OK   74133
                                 Telephone:  (918)  254-4997
                                 Fax:  (918)  254-2988

     These addresses may be changed from time to time by written notice to the other parties.

     7.5     HEADINGS.  The  headings  contained  in  this  Agreement  are  for
             --------
reference only and will not affect in any way the meaning or interpretation of this Agreement.

     7.6     COUNTERPARTS.  This Agreement may be executed in counterparts, each
             ------------
of which will be deemed an original and all of which together will constitute one instrument.

     7.7     SEVERABILITY.  If  any  one  or  more  of  the  provisions  of this
             ------------
Agreement shall, for any reason, be held to be invalid, illegal or unenforceable under applicable law this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The remaining provisions of this Agreement shall be given effect to the maximum extent then permitted by law.

     7.8     FORBEARANCE;  WAIVER.  Failure  to  pursue  any  legal or equitable
             --------------------
remedy or right available to a party shall not constitute a waiver of such right, nor shall any such forbearance, failure or actual waiver imply or constitute waiver of subsequent default or breach.

     7.9     ATTORNEYS'  FEES  AND  EXPENSES.  The prevailing party in any legal
             -------------------------------
proceeding based upon this Agreement shall be entitled to reasonable attorneys' fees and expenses and court costs.

     7.10     EXPENSES.  Each  party shall pay all fees and expenses incurred by
              --------
it incident to this Agreement and in connection with the consummation of all transactions contemplated by this Agreement.

     7.11     INTEGRATION.  This  Agreement  and  all  documents and instruments
              -----------
executed pursuant hereto merge and integrate all prior agreements and representations respecting the Transactions, whether written or oral, and constitute the sole agreement of the parties in connection therewith. This Agreement has been negotiated by and submitted to the scrutiny of both Seller and Buyer and their counsel and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight being given to its having been drafted by either party hereto or its counsel.


     IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement on the date first written above.





                                        "BUYER"

                                        RECONVERSION  TECHNOLOGIES,  INC.



                                        BY:  /S/  JOEL  HOLT
                                           ------------------
                                           JOEL  HOLT,  PRESIDENT





                                           "COMPANY"
                                           ESTOREFRONT.NET  CORP.

                                        BY:  /S/  ROBERT  LAMY
                                        ------------------------
                                        ROBERT  LAMY,  PRESIDENT





                                        "SELLER"


                                        /S/ ROBERT  LAMY
                                       ---------------------
                                        ROBERT  LAMY

                                        /S/  WILLIAM  LAMY
                                       ---------------------
                                        WILLIAM  LAMY

                                        /S/  ROBERT  BALLARD
                                       ---------------------
                                        ROBERT  BALLARD

                                        /S/  WALTER  ROB
                                       ---------------------
                                        WALTER  ROB


                                        /S/  JAMES  TUSTY
                                       ---------------------
                                        JAMES  TUSTY

                                       /S/  DAVID TUSTY
                                       ---------------------
                                       DAVID TUSTY


                                       /S/  SCOTT FOX
                                       ---------------------
                                       SCOTT FOX


                                       /S/  DAVID  WILKERSON
                                       ---------------------
                                       DAVID  WILKERSON


                                       /S/  JEFF  SORENSON
                                       ---------------------
                                       JEFF  SORENSON

                                       /S/  MATHEW  BAILEY
                                       ---------------------
                                       MATHEW  BAILEY

                                       EXHIBIT  "A"

                                     SELLERS'  SHARES

SHAREHOLDER       NUMBER OF SHARES
----------------  ----------------

Robert Lamy              1,126,000
----------------  ----------------

William Lamy               846,000
----------------  ----------------

Robert Ballard             273,250
----------------  ----------------

Walter Rob                 200,000
----------------  ----------------

James Tusty                 10,000
----------------  ----------------

David White                468,750
----------------  ----------------

Scott Fox                  776,000
----------------  ----------------

David Wilkerson            270,000
----------------  ----------------

Jeffrey Sorensen            25,000
----------------  ----------------

Mathew Bailey                5,000
----------------  ----------------

                                   EXHIBIT  "G"

                                       NONE

                                   EXHIBIT  "H"

                                       NONE

                                   EXHIBIT  "I"

                                       NONE

                                   EXHIBIT  "J"


                                    INSURANCE

ON  FILE  WITH  COMPANY.

                                   EXHIBIT  "K"

                       TRANSACTIONS  WITH  CERTAIN  PERSONS


RECONVERSION TECHNOLOGIES, INC. ("RETK") HAS ENTERED INTO AN AGREEMENT TO SELL KEYSTONE LABORATORIES, INC. TO JOEL C. HOLT FOR $720,000. THIS TRANSACTION IS TO BE APPROVED BY THE DISINTERESTED DIRECTORS OF RETK AND RATIFIED BY THE NEW BOARD OF DIRECTORS UPON COMPLETION OF THIS AGREEMENT.

                                   EXHIBIT "L"

                                      NONE

                                   EXHIBIT "M"

                                      NONE